                                 EXHIBIT 10(iv)

                            CONSTRUCTION MANAGEMENT,
                        ESCROW AND DEVELOPMENT AGREEMENT
                          DATED AS OF DECEMBER 1, 1993
                    AMONG REFIRST, INC., FIRST HAWAIIAN BANK
                  AND FIRST FIDELITY BANK, N.A., PENNSYLVANIA

       ____________________________________________________________





           CONSTRUCTION MANAGEMENT, ESCROW AND DEVELOPMENT AGREEMENT



                                     among



                                 REFIRST, INC.,



                              FIRST HAWAIIAN BANK


                                      and


                           FIRST FIDELITY BANK, N.A.,
                            PENNSYLVANIA, as Trustee




                          Dated as of December 1, 1993





          ____________________________________________________________

                               TABLE OF CONTENTS


                                                                       Page
                                                                       ----
Preliminary Statement . . . . . . . . . . . . . . . . . . . . . . . .  1


                                   ARTICLE I

                                  DEFINITIONS


            1.1  Defined Terms  . . . . . . . . . . . . . . . . . . .  2
            1.2  Other Definitional Provisions  . . . . . . . . . . . 11


                                   ARTICLE II

                      APPOINTMENT OF CONSTRUCTION MANAGER


            2.1  Appointment  . . . . . . . . . . . . . . . . . . . . 12
            2.2  Assumption . . . . . . . . . . . . . . . . . . . . . 12
            2.3  Term . . . . . . . . . . . . . . . . . . . . . . . . 12
            2.4  Scope of Authority . . . . . . . . . . . . . . . . . 12
            2.5  Assignment of Project Contracts and
                 Construction Account   . . . . . . . . . . . . . . . 15
            2.6  Delegation of Duties . . . . . . . . . . . . . . . . 16
            2.7  Covenants of the Construction Manager  . . . . . . . 16
            2.8  Covenants of the Construction Manager
                 regarding the Construction Consultant  . . . . . . . 19


                                  ARTICLE III

                                  THE BUILDING


            3.1  Demolition and Construction  . . . . . . . . . . . . 19
            3.2  Change Orders  . . . . . . . . . . . . . . . . . . . 20
            3.3  Failure to Complete Building . . . . . . . . . . . . 23
            3.4  Payments at the Overdue Rate . . . . . . . . . . . . 25


                                   ARTICLE IV

                            PAYMENT OF COSTS OF WORK


            4.1  Requisition of Funds Directly from the
                  Construction Account  . . . . . . . . . . . . . . . 26
            4.2  Limitation on Obligation to Fund . . . . . . . . . . 29
            4.3  Conditions to Disbursement for Retainage . . . . . . 30

                                   ARTICLE V

                               EVENTS OF DEFAULT


                                                                    Page
                                                                    ----
            5.1  Events of Default  . . . . . . . . . . . . . . . .  31
            5.2  Damages  . . . . . . . . . . . . . . . . . . . . .  33
            5.3  Liquidated Damages . . . . . . . . . . . . . . . .  33
            5.4  Waiver of Certain Rights . . . . . . . . . . . . .  34
            5.5  Remedies Cumulative  . . . . . . . . . . . . . . .  34
            5.6  Release of the Lessor  . . . . . . . . . . . . . .  34


                                   ARTICLE VI

                           CASUALTY AND CONDEMNATION


            6.1  Casualty and Condemnation  . . . . . . . . . . . .  35


                                  ARTICLE VII

                                   INDEMNITY


            7.1  Indemnification by Construction Manager  . . . . .  35
            7.2  Payment; Procedure for Claims  . . . . . . . . . .  37


                                  ARTICLE VIII

                                   INSURANCE


            8.1  Contractor's Insurance . . . . . . . . . . . . . .  39
            8.2  Property Insurance . . . . . . . . . . . . . . . .  41
            8.3  Coverage . . . . . . . . . . . . . . . . . . . . .  42


                                   ARTICLE IX

                 LESSOR'S RIGHTS; CONSTRUCTION MANAGER'S RIGHTS


            9.1  Exercise of the Lessor's Rights  . . . . . . . . .  43
            9.2  Lease Obligations  . . . . . . . . . . . . . . . .  43
            9.3  Lessor's Right to Cure Construction
                 Manager's Defaults   . . . . . . . . . . . . . . .  43


                                   ARTICLE X

                                 MISCELLANEOUS

            10.1  Notice  . . . . . . . . . . . . . . . . . . . . .  44
            10.2  Successors and Assigns  . . . . . . . . . . . . .  44



                                                                            Page
                                                                            ----
          10.3   GOVERNING LAW . . . . . . . . . . . . . . . .  . . . . .    44
          10.4   Consent To Jurisdiction . . . . . . . . . . .  . . . . .    44
          10.5   Amendments and Waivers  . . . . . . . . . . .  . . . . .    46
          10.6   Counterparts  . . . . . . . . . . . . . . . .  . . . . .    46
          10.7   Severability  . . . . . . . . . . . . . . . .  . . . . .    46
          10.8   Integration . . . . . . . . . . . . . . . . .  . . . . .    46
          10.9   Headings and Table of Contents  . . . . . . .  . . . . .    46
          10.10  Security Agreement and Financing Statement
                 Under Uniform Commercial Code   . . . . . . .  . . . . .    46
          10.11  Directions of the Lessor  . . . . . . . . . .  . . . . .    47
          10.12  Liabilities and Rights of the Trustee   . . .  . . . . .    47
          10.13  Obligations Absolute and Unconditional  . . .  . . . . .    47


Schedules

          Schedule 1 -   Default Amount
          Schedule 2 -   Essential Design Elements
          Schedule 3 -   [Reserved]
          Schedule 4 -   Consulting Agreement
          Schedule 5 -   Project Budget
          Schedule 6 -   Project Schedule
          Schedule 7 -   Form of Surety Bonds
          Schedule 8 -   Form of Project Architect's Certificate of
                         Substantial Completion for Core and Shell
          Schedule 9 -   Form of Interior Design Architect's Certificate
                         of Substantial Completion for Lessee Installations
          Schedule 10 -  Termination Amount
          Schedule 11 -  Replacement Construction Consultants
          Schedule 12 -  Limits for Off Site Materials
          Schedule 13 -  Assumed Earnings on Construction Account
          Schedule 14 -  Form of Letter from the Trustee to Sureties

           CONSTRUCTION MANAGEMENT, ESCROW AND DEVELOPMENT AGREEMENT



                 CONSTRUCTION MANAGEMENT, ESCROW AND DEVELOPMENT AGREEMENT, dated as of December 1, 1993, among REFIRST, INC., a Delaware corporation (the "Lessor"), FIRST HAWAIIAN BANK, a Hawaii banking corporation (the "Construction Manager"), and FIRST FIDELITY BANK, N.A., PENNSYLVANIA, a national banking association (the "Trustee").


                             Preliminary Statement

                 A. The Lessor and the Lessee (as defined below) are parties to that certain Lease Agreement, dated as of even date herewith (the "Master Lease"), pursuant to which the Lessee has leased from the Lessor those certain parcels of real estate described on Schedules A-1 and A-2 to the Master Lease (the "Land") together with all of the Improvements (as defined below).

                 B. The Lessor and the Lessee are also parties to that certain Leased Improvements Construction Agreement, dated as of even date herewith (the "Leased Improvements Construction Agreement"), pursuant to which the Lessor has agreed, for the benefit of the Lessee, to cause the demolition of the Existing Improvements (as defined below) and the construction of the Building (as defined below) in accordance with the Plans and Specifications (as defined below).

                 C. In order to provide funds for the demolition of the Existing Improvements and the construction of the Building, the Lessor has issued $161,990,000 of its 6.93% Class A Secured Notes Due 2003 (the "Class A Notes") and $25,885,000 of its 6.98% Class B Secured Notes Due 2003 (the "Class B Notes" and, together with the Class A Notes, the "Notes"), pursuant to that certain Indenture, dated as of even date herewith (the "Indenture"), between the Lessor and the Trustee, as trustee for the benefit of the holders of the Notes (collectively, the "Holders"). The Lessor's obligations under the Notes are secured by a first mortgage on the Property (as defined below) granted pursuant to that certain Real Property Mortgage, Security Agreement and Financing Statement, dated as of even date herewith (the "Mortgage"), made by the Lessor and the Ground Lessors to the Trustee, and by an Assignment of Leases and Rents, dated as of even date herewith (the "Assignment of Lease"), from the Lessor to the Trustee and with respect to which the Lessee has executed and delivered Lessee's Consent (the "Consent to Assignment"), dated as of even date herewith.

                 D. Subject to the terms and conditions hereof, (i) the Lessor desires to appoint the Construction Manager as its manager in connection with the demolition of the Existing Improvements and the construction of the Building in accordance with the Plans and Specifications and (ii) the Construction

Manager desires to assume, for the benefit of the Lessor and the Trustee, as trustee for the benefit of the Holders, each of the Lessor's obligations under the Leased Improvements Construction Agreement, including the obligations thereunder to cause the demolition of the Existing Improvements and the construction of the Building in accordance with the Plans and Specifications and such other liabilities and obligations as are herein set forth.

                 NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                 1.1 Defined Terms. As used in this Agreement, terms defined in the caption or in the Preliminary Statement shall have the meanings set forth therein, and the following terms shall have the following meanings:

                 Administrative Agent:  As defined in the Participation
         Agreement.

                 Affiliate:  As defined in the Master Lease.

                 After Tax Basis:  As defined in the Master Lease.

                 Agreement: This Construction Management, Escrow and Development Agreement, as amended, supplemented or otherwise modified from time to time.

                 Assignment of Lease:  As defined in the Preliminary Statement.

                 Budget Finalization Date:  As defined in Section 3.2(h) hereof.

                 Building: A 27 story first-class office tower containing approximately 378,000 square feet of Rentable Area and approximately 700 parking spaces to be built on the Land in accordance with the Plans and Specifications.

                 Business Day:  As defined in the Master Lease.

                 Casualty: As defined in the Master Lease, but without regard to the limitation that such event occur on or after the Final Substantial Completion Date.

                 Change Order:  As defined in Section 3.2(a) hereof.

                 Class A Notes:  As defined in the Preliminary Statement.

                 Class B Notes:  As defined in the Preliminary Statement.

                 Closing Date:  As defined in the Participation Agreement.

                 Condemnation: As defined in the Master Lease, but without regard to the limitation that such event occur on or after the Final Substantial Completion Date.

                 Consent to Assignment:  As defined in the Preliminary
         Statement.

                 Consulting Agreement: The agreement between the Bank and the Construction Consultant in the form attached as Schedule 4 hereto.

                 Construction Account: An account established by the Trustee on or prior to the Closing Date into which the Trustee shall deposit all payments, receipts and other consideration of any sort whatsoever received by the Trustee pursuant to this Agreement.

                 Construction Consultant: Parametrix, Inc., and following the removal of such construction consultant by the Construction Manager in accordance with the terms of Section 2.8 hereof, any replacement construction consultant selected by the Construction Manager from those construction consultants set forth on Schedule 11 hereto.

                 Construction Contract: The Construction Agreement dated November 2, 1993 between the Construction Manager and the General Contractor, providing for (a) the construction of the core and shell of the Building in accordance with the Plans and Specifications, (b) a maximum guaranteed price or stipulation sum, including interest carry, of not more than $93,510,951 and (c) a turn-key completion, as such Construction Agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                 Construction Manager:  As defined in the caption hereto.

                 Construction Project Costs: Those Project Costs which are payable with respect to all labor, materials, equipment and fixtures necessary for the demolition of the Existing Improvements and the construction of the Building, the Lessee Installations and the Subtenant Installations pursuant to the Project Contracts.

                 Construction Surety Bond:  As defined in Section 2.4(d) hereof.

                 Contingency Reserve: The amount specified as such in the Project Budget.

                 Debt Overdue Rate:  As defined in the Master Lease.

                 Default Amount:  For any Payment Date, an amount set forth on
          Schedule 1 hereto with respect to such Payment Date.

                 Demolition Contract: The Abatement and Demolition Agreement dated June 3, 1993 between the Construction Manager and the Demolition Contractor, providing for the demolition of the Existing Improvements, as such Demolition Agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                 Demolition Contractor: Cleveland Wrecking Company, or any replacement permitted under Section 2.4(a)(v) hereof.

                 Demolition Surety Bond:  As defined in Section 2.4(d) hereof.

                 Developer: The Myers Corporation, or any replacement permitted under Section 2.4(a)(v) hereof.

                 Development Agreement: The Development Management Agreement, dated December 28, 1992, between the Construction Manager and the Developer, as such Development Management Agreement may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                 Disbursement Amount: As defined in Section 4.1(a)(i)(t) hereof.

                 Disbursement Request:  As defined in Section 4.1(a) hereof.

                 Environmental Law:  As defined in the Master Lease.

                 Environmental Violation:  As defined in the Master Lease.

                 ERISA:  As defined in the Master Lease.

                 Escrow Termination Date: The date on which all funds maintained in the Construction Account have been disbursed pursuant to the terms of Article IV hereof and no additional funds are required to be deposited in the Construction Account by the Construction Manager under the terms hereof.

                 Essential Design Elements: Those general features and elements of the Building which are set forth in Schedule 2 hereto.

                 Event of Default:  As defined in Section 5.1 hereof.

                 Excepted Payments:  As defined in the Indenture.

                 Excepted Rights:  As defined in the Indenture.

                 Excess Line Item Reserve: As defined in Section 3.2(b)(ii) hereof.

                 Existing Improvements:  As defined in the Participation
         Agreement.

                 Final Substantial Completion Date: The date upon which both the Substantial Completion Date for Core and Shell and the final Substantial Completion Date for Lessee Installations shall have occurred.

                 Fixtures:  As defined in the Master Lease.

                 Force Majeure Event: Any event in the nature of acts of God, civil commotion or enemy action.

                 General Contractor: Fletcher Pacific Construction Co., Ltd., or any replacement permitted under Section 2.4(a)(v) hereof.

                 Governmental Authority: Any federal, state, county, regional, municipal or other governmental or regulatory authority, agency, board, body, commission, instrumentality, court or quasi-governmental authority.

                 Ground Lease: The Ground Lease, dated as of even date herewith, between the Ground Lessors, collectively as ground lessors, and the Lessor, as ground lessee.

                 Ground Lessors:  As defined in the Participation Agreement.

                 Hazardous Activity:  As defined in the Master Lease.

                 Hazardous Condition:  As defined in the Master Lease.

                 Hazardous Substance:  As defined in the Master Lease.

                 Holders:  As defined in the Preliminary Statement.

                 Improvements:  As defined in the Mortgage.

                 Indemnified Parties:  As defined in Section 7.1(a) hereof.

                 Indenture:  As defined in the Preliminary Statement.

                 Independent Investment Banker: An independent investment banking institution of national standing appointed by the Lessor that is independent in fact from, does not have any direct financial interest in, or any material indirect financial interest in, the Lessor or the Construction Manager or any Affiliate of the Lessor or the Construction Manager and is not connected with the Lessor or the Construction Manager or any Affiliate of the Lessor or the Construction Manager as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                 Insurance Requirements:  As defined in the Master Lease.

                 Interior Design Architect: With respect to any portion of the interior space in the Building, the interior design architect selected by the Construction Manager or, with respect to any portion of the space in the Building subject to a sublease, the subtenant, as the case may be, to design such portion of the interior space in the Building.

                 Interior Design Plans and Specifications: The plans and specifications for the construction of the Lessee Installations, as such plans and specifications may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                 Land:  As defined in the Preliminary Statement.

                 Leased Improvements Construction Agreement: As defined in the Preliminary Statement.

                 Legal Requirements:  As defined in the Master Lease.

                 Lessee: First Hawaiian Bank, a Hawaii banking corporation, and its successors and assigns expressly permitted under the Master Lease.

                 Lessee Installations: The tenant installations and fixtures to be constructed in the space in the Building to be initially occupied by the Lessee or any of its Affiliates.

                 Lessor Base Rent:  As defined in the Master Lease.

                 Lessor Contribution:  As defined in the Participation
         Agreement.

                 Lessor Make-Whole Premium:  As defined in the Master Lease.

                 Lessor Overdue Rate:  As defined in the Master Lease.

                 Lien:  As defined in the Indenture.

                 Make-Whole Premium:  As defined in the Indenture.

                 Master Lease:  As defined in the Preliminary Statement.

                 Modifications:  As defined in the Master Lease.

                 Moody's:  As defined in the Participation Agreement.

                 Mortgage:  As defined in the Preliminary Statement.

                 Notes:  As defined in the Preliminary Statement.

                 Officer's Certificate: A certificate of the Construction Manager signed by an individual holding the office of vice president or higher, which certificate shall certify as true and correct the subject matter being certified to in such certificate.

                 Operative Agreements:  As defined in the Participation
         Agreement.

                 Outside Completion Date for Core and Shell: October 1, 1997, it being agreed this date may not be extended, regardless of any extension, whether by Change Order or otherwise, of the date by which the General Contractor or the Demolition Contractor must complete performance of its obligations under the Construction Contract or the Demolition Contract, as applicable.

                 Outside Completion Date for Lessee Installations: (a) With respect to 76,000 square feet of Rentable Area of space in the Building, October 1, 1998, (b) with respect to 114,000 square feet of Rentable Area of space in the Building, February 1, 1999, and (c) with respect to 152,000 square feet of Rentable Area of space in the Building, June 1, 1999, it being agreed that such dates may not be extended, regardless of any extension, whether by Change Order or otherwise, of the date by which the Lessee Installations must be completed under any Tenant Installation Contracts.

                 Outstanding:  As defined in the Indenture.

                 Participants:  As defined in Section 8.1(a) hereof.

                 Participation Agreement: The Participation Agreement, dated as of November 19, 1993, among the Lessee, the Ground Lessors, the Lessor and the Trustee.

                 Payment Date:  As defined in the Indenture.

                 Permitted Exceptions:  As defined in the Master Lease.

                 Plans and Specifications: The plans and specifications for the construction of the Building dated September 7, 1993 (as revised through the Closing Date) and prepared by the Project Architect, as such plans and specifications may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                 Project Architect: Kohn Pedersen Fox Associates P.C., or another licensed architect selected by the Construction Manager which both (i) is comparable in size and experience to Kohn Pedersen Fox Associates P.C. and has comparable experience in the design and construction administration of projects similar to the Building and
         (ii) assigns to the Building an individual having experience in the design and construction administration of projects similar to the Building comparable to that of the on-site representative originally assigned by Kohn Pedersen Fox Associates P.C.

                 Project Budget: The budget attached as Schedule 5 hereto specifying all anticipated Project Costs, as such budget may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                 Project Contracts: The collective reference to the Construction Contract, the Demolition Contract, the Development Agreement, the Tenant Installation Contracts, the Surety Bonds, the Consulting Agreement, and all other contracts between the Construction Manager and any architect, engineer, consultant, contractor or other professional which may be executed from time to time in connection with the demolition of the Existing Improvements, the development and construction of the Building, the Lessee Installations and the Subtenant Installations, or the preparation of the Building for occupancy by the Lessee or subtenants under Space Leases.

                 Project Costs: All costs and expenses incurred by the Construction Manager or otherwise expended in connection with the demolition of the Existing Improvements and the development, financing or construction of the Building, the Lessee Installations and the Subtenant Installations, or the preparation of the Building for occupancy by the Lessee or subtenants under Space Leases, including, without limitation, the following (but without duplication of any item): (a) the costs of obtaining, and complying with, all necessary demolition, building and other construction permits and licenses from Governmental Authorities; (b) the costs of reviewing and implementing safety programs; (c) the costs of preparing and distributing bid packages in connection with engaging architects, engineers, consultants, contractors or other professionals; (d) real estate taxes and assessments; (e) personal property taxes, if applicable; (f) charges of utilities provided to the Land; (g) premiums payable under insurance policies (which, in the case of any policies covering multiple properties, shall be allocated to the Building pro rata in proportion to the insured value of the properties covered by such policies); (h) premiums payable under the Surety Bonds; (i) legal fees and expenses; (j) security costs; (k) fees and expenses of the Trustee, the Administrative Agent and the Construction Consultant; (l) survey costs and title premiums; (m) fees and expenses of architects, consultants, appraisers, engineers and other professionals; (n) costs for soil analysis, hazardous waste audits and other consultants' studies, reports and surveys; (o) the relocation expenses of Lessee;
         (p) Sublease Expenditures; (q) the cost of the Lessee Installations; and (r) all fees and expenses relating to the issuance and sale of the Notes, including legal fees and expenses, rating agency fees and expenses, accounting fees and expenses, printing fees and expenses and placement agent fees and expenses.

                 Project Costs Increase: As defined in Section 3.2(b)(i)(y) hereof.

                 Project Schedule: The construction schedule for the Building and the completion of the Lessee Installations attached as Schedule 6 hereto, as such schedule may be amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

                 Property:  As defined in the Master Lease.

                 Release:  As defined in the Master Lease.

                 Rent Commencement Date:  As defined in the Master Lease.

                 Rentable Area: As defined by the Building Owners and Managers Association International, commonly known as BOMA.

                 S&P:  As defined in the Participation Agreement.

                 Significant Event:  As defined in Section 3.3(a)(i) hereof.

                 Space Leases: Subleases for space in the Building to tenants other than the Lessee or any of its Affiliates.

                 Sublease Expenditures: All costs, expenses and fees relating to the subletting by the Lessee of space in the Building, including, without limitation, all costs and expenses relating to the Subtenant Installations, fees and expenses of architects and legal counsel, brokerage commissions, marketing costs, and any work allowance payments made to subtenants in lieu of work letter installations.

                 Substantial Completion Date for Core and Shell: The date on which Substantial Completion for Core and Shell shall occur.

                 Substantial Completion Date for Lessee Installations: The dates on which Substantial Completion for Lessee Installations shall occur.

                 Substantial Completion for Core and Shell: The completion of construction of the Building in accordance with the Plans and Specifications, subject only to punch list items, as certified to by the Project Architect pursuant to a Certificate of Substantial Completion for Core and Shell, in the form attached as Schedule 8 hereto.

                 Substantial Completion for Lessee Installations: The completion of construction of Lessee Installations in 76,000 square feet of Rentable Area of space in the Building, 114,000 square feet of Rentable Area of space in the Building and 152,000 square feet of Rentable Area of space in the Building, respectively, in each case in accordance with the Interior Design Plans and Specifications, subject only to punch list items, as certified to by the Interior Design Architect pursuant to a Certificate of Substantial Completion for Lessee Installations, in the form attached as Schedule 9 hereto.

                 Subtenant Installations: The tenant installations and fixtures to be constructed in the space in the Building to be subleased by the Lessee to subtenants other than Affiliates of the Lessee.

                 Surety Bonds: Collectively, the Construction Surety Bond and the Demolition Surety Bond.

                 Tenant Installation Contracts: All contracts for the construction of Lessee Installations or Subtenant Installations.

                 Termination Amount: As of any Payment Date, the amount set forth on Schedule 10 hereto with respect to such Payment Date.

                 Termination Date:  As defined in Section 3.3(c) hereof.

                 Termination Notice:  As defined in Section 3.3(b) hereof.

                 Title Company: Ticor Title Insurance Co., or another nationally recognized title insurance company reasonably acceptable to the Trustee.

                 Title Policy: The lender's policy of title insurance issued on the Closing Date to the Trustee in an amount equal to 187,875,000.

                 Total Condemnation:  As defined in the Master Lease.

                 Treasury Yield: With respect to the calculation of the Lessor Make-Whole Premium, a per annum rate, determined as of the date of determination of the Lessor Make-Whole Premium, equal to the weekly average yield to maturity of United States Treasury Notes having a constant maturity as set forth in the most recent weekly statistical release (or any successor release) published by the Board of Governors of the Federal Reserve System and designated "H.15(519) Selected Interest Rates" (the "H.15 Statistical Release"), corresponding to the average weighted life of the Lessor Contribution (calculated to the nearest 1/12 of a year) (the "Weighted Average Life"); such yield described in this clause to be calculated by the Independent Investment Banker, by interpolation (unless the Weighted Average Life of the Lessor Contribution equals a constant maturity set forth in the
         H.15 Statistical Release) on a straight-line basis, between the weekly average yields (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward) on (a) the United States Treasury Notes with a constant maturity closest to and greater than the Weighted Average Life and (b) the United States Treasury Notes with a constant maturity closest to and less than the Weighted Average Life, or if such weekly average yields are not available, by interpolation of comparable rates selected by the Independent Investment Banker.

                 Trustee: As defined in the caption hereto, or any replacement Trustee appointed pursuant to the terms of the Indenture.

                 1.2 Other Definitional Provisions. (a) Words and phrases used in the singular shall be deemed to include the plural and vice versa, and nouns and pronouns used in any particular gender shall be deemed to include any other gender, as the context may permit.

                 (b) Unless otherwise specified, all references herein to designated "Articles", "Sections", "Schedules" and other subdivisions shall be to the designated Articles, Sections, Schedules and other subdivisions of this Agreement.

                 (c) The words "including" and "include", and words of similar import, shall be deemed to be followed by "without limitation".

                 (d) The words "herein", "hereof" and "hereunder", and words of similar import, shall refer to this Agreement as a whole and not to any particular Article, Section, Schedule or other subdivision of this Agreement.


                                   ARTICLE II

                      APPOINTMENT OF CONSTRUCTION MANAGER

                 2.1 Appointment. Subject to the terms and conditions hereof, the Lessor hereby irrevocably designates and appoints the Construction Manager as its exclusive manager in connection with the demolition of the Existing Improvements and the development and construction of the Building on the Land in accordance with the Plans and Specifications, as an independent contractor and not as the Lessor's agent. Notwithstanding any provision to the contrary contained in this Agreement, the Construction Manager shall not have any duties or responsibilities, except those expressly provided herein and in the other Operative Agreements to which the Construction Manager is a party, or any fiduciary relationship with the Lessor, and no implied covenants, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Construction Manager.

                 2.2 Assumption. The Construction Manager hereby unconditionally assumes, for the benefit of the Lessor and the Trustee, as trustee for the benefit of the Holders, the performance and satisfaction of all of the Lessor's obligations under the Leased Improvements Construction Agreement. The Construction Manager also hereby agrees, unconditionally and for the benefit of the Lessor and the Trustee, as trustee for the benefit of the Holders, to cause the Substantial Completion Date for Core and Shell to occur on or prior to the Outside Completion Date for Core and Shell and each Substantial Completion Date for Lessee Installations to occur on or prior to the applicable Outside Completion Date Completion Date for Lessee Installations. In consideration for such obligations, the Lessor has on the date hereof, deposited in the Construction Account for disbursement in accordance with the terms hereof, an amount equal to the Project Costs as specified in the current Project Budget less the amount specified in the Project Budget on account of assumed earnings on the Construction Account.

                 2.3 Term. This Agreement shall commence on the date hereof and shall terminate upon the earlier to occur of (a) the Escrow Termination Date and (b) payment by the Construction Manager of the Termination Amount in accordance with the terms of Section 3.3 hereof.

                 2.4 Scope of Authority. (a) The Lessor hereby expressly authorizes the Construction Manager, or the Developer as the agent of the Construction Manager, and the Construction Manager unconditionally agrees, for the benefit of the Lessor and the Trustee, to take all action necessary or desirable for the performance and satisfaction of all of the Lessor's obligations under the Leased Improvements Construction Agreement and to fulfill all of the obligations of the Construction Manager hereunder, including, without limitation:

                      (i) negotiating and entering into the Project Contracts and all other arrangements with architects, engineers, managers, consultants, contractors and other professionals on such terms and conditions as are customary and reasonable in light of local standards and practices;

                      (ii) terminating for any reason any Project Contract (other than the Construction Contract, the Demolition Contract, the Development Agreement and the Surety Bonds) and terminating for cause the Construction Contract, the Demolition Contract, the Development Agreement or the Surety Bonds;

                    (iii) to the extent expressly permitted by Section 3.2 hereof, modifying or amending the Project Contracts (subject at all times to the obligations contained in Section 2.4(c) hereof);

                      (iv) supervising and directing the work of all architects, engineers, managers, consultants, contractors and other professionals;

                      (v) entering into any contract or contracts necessary to replace a Project Contract that has been terminated in accordance with the terms hereof; provided that (x) the replacement Project Contract is substantially similar in scope to the Project Contract being terminated, by its terms will require Substantial Completion for Core and Shell to occur on or prior to the Outside Completion Date for Core and Shell, or, with respect to Lessee Installations, will require Substantial Completion for Lessee Installations to occur on or prior to the each Outside Completion Date for Lessee Installations, and will not increase the Project Costs except to the extent permitted under
         Section 3.2 hereof and (y) the contracting party has the demonstrable reputation, experience and economic capacity to perform the scope of work required under the replacement Project Contract; and provided further that in the event of the failure of the General Contractor, the Demolition Contractor or the Developer to perform their respective obligations under the Construction Contract, the Demolition Contract or the Development Agreement, respectively, in any material respect, the Construction Manager shall use its best efforts to replace the General Contractor, the Demolition Contractor or the Developer, as the case may be, as soon as reasonably practicable in light of the then current status of the Building;

                      (vi) obtaining all necessary permits, licenses, consents, approvals and other authorizations, including those required under applicable Environmental Laws, from all Governmental Authorities in connection with the demolition and disposal of the Existing Improvements (including any Hazardous Substances) and the development and construction of the Building in accordance with the Plans and Specifications and the Lessee Installations in accordance with the Interior Design Plans and Specifications;

                    (vii) performing all acts necessary or desirable to construct the Lessee Installations and the Subtenant Installations; and

                   (viii) performing any other acts necessary or desirable in connection with the demolition of the Existing Improvements and the development and construction of the Building in accordance with the Plans and Specifications.

                 (b) Neither the Construction Manager, the Developer nor any of their respective Affiliates or agents shall enter into any Project Contract which would, directly or indirectly, impose any liability or obligation on the Lessor.

                 (c) The Construction Manager shall cause each of the Demolition Contractor and the General Contractor to procure and maintain at all times during which work is being performed under, or Disbursement Requests are being made in respect of, the Demolition Contract or the Construction Contract, as applicable, a performance and payment bond guaranteeing the faithful performance and payment of the obligations arising under the Demolition Contract and the Construction Contract, respectively, or the payment of an amount equal to the contract sum. Each such performance and payment bond shall be in the form attached as Schedule 7 hereto.

                 (d) The surety bond which supports the obligations of the Demolition Contractor (the "Demolition Surety Bond") shall be issued by The Insurance Company of the State of Pennsylvania. The Surety Bond which supports the obligations of the General Contractor (the "Construction Surety Bond") will be issued by one or more insurance companies which has, or whose parent corporation has, a "claims paying ability" rating from S&P and Moody's of at least "A" and "A1", respectively. In the event that at any time prior to the completion of the demolition of the Existing Improvements the rating of the Notes from S&P or Moody's is less than "BBB" or "Baa2", respectively, unless at the same time the "claims paying ability" rating assigned to an insurance company which has issued (and is liable for the entire obligation under) the Construction Surety Bond, or its parent corporation, from either S&P or Moody's is at least equal to "BBB-" or "Baa3", respectively, then the Construction Manager shall either replace such surety with a surety which has, or whose parent corporation has, a "claims paying ability" rating from S&P and Moody's of at least "BBB-" and "Baa3", respectively, or provide additional credit support for the obligations of The Insurance Company of the State of Pennsylvania in order to ensure that such obligations are equivalent to the obligations of an entity whose "claims paying ability" ratings from S&P and Moody's are at least "BBB-" and "Baa3", respectively. Further, in the event that at any time prior to the completion of construction of the core and shell of the Building the rating of the Notes from S&P or Moody's is less than "BBB" or "Baa2", respectively, unless at the same time the "claims paying ability" rating assigned to an insurance company which has issued (and is liable for the entire obligation under) the Construction Surety Bond, or its parent corporation, from either S&P or Moody's is at least equal to "BBB-" or "Baa3", respectively, then the Construction Manager shall either replace such surety with one or more sureties which has, or whose parent corporation has, a "claims paying ability" rating from S&P and Moody's of at least "BBB-" and "Baa3", respectively, or provide additional credit support for the obligations of such surety in order to ensure that such obligations are equivalent to the obligations of an entity whose "claims paying ability" ratings from S&P and Moody's are at least "BBB-" and "Baa3", respectively.

                 (e) The Trustee will promptly execute and deliver at the request of the Construction Manager a letter in the form attached as Schedule 14 hereto in favor of each of the insurance companies which have issued the Surety Bonds.

                 2.5  Assignment of Project Contracts and Construction Account.
(a) As security for its obligation to cause Substantial Completion for Core and Shell to occur on or prior to the Outside Completion Date for Core and Shell and to cause each Substantial Completion for Lessee Installations to occur on or prior to the applicable Outside Completion Date for Lessee Installations, the Construction Manager hereby assigns, transfers, conveys and sets over to the Lessor all of its right, title and interest in and to the Project Contracts. Notwithstanding the foregoing, so long as no Event of Default shall have occurred and be continuing, the Construction Manager shall retain (i) all rights to pursue claims for damages in respect of the Building arising as a result of any default by any architect, engineer, consultant, contractor or other professional retained by the Construction Manager, including, without limitation, all rights with respect to warranty, service, performance guarantee and indemnity provisions contained in any Project Contract (it being agreed, however, that all warranties and guaranties relating to the Building, such as those covering the elevators, roof, curtain wall, heating, HVAC and electrical systems will be issued jointly to the Construction Manager and to the Lessor) and (ii) all rights to compel performance of the terms of the Project Contracts.

                 (b) Pursuant to the Indenture, the Lessor has pledged its right, title and interest in and to all funds from time to time deposited in the Construction Account to the Trustee as security for the benefit of the Holders. The Construction Manager and the Lessor each acknowledges that such pledge has been effected and agrees that the terms of the Indenture shall control the disposition of the funds in the Construction Account to the extent there exists or occurs any conflict between the terms of the Indenture and this Agreement.

                 2.6 Delegation of Duties. The Construction Manager may execute any of its duties under this Agreement by or through agents or attorneys-in-fact, including, without limitation, the Developer; provided, however, that no such delegation shall limit or reduce in any way the Construction Manager's duties and obligations under this Agreement.

                 2.7 Covenants of the Construction Manager. The Construction Manager hereby covenants and agrees that it will:

                 (a) Permit the Construction Consultant to enter upon the Land, inspect the Improvements and all materials to be used in the construction thereof and examine all detailed plans and shop drawings which are kept on the Land; it will cooperate with, and cause the Demolition Contractor, the General Contractor, the Developer and all subcontractors to cooperate with, the Construction Consultant to enable him to perform his functions hereunder; at the time of each inspection by the Construction Consultant, the Construction Manager will make available to the Construction Consultant, on demand, daily log sheets covering the period since the immediately preceding inspection showing the date, weather, subcontractors on the job, number of workers and status of construction;

                 (b)  Pay all Project Costs, including, without limitation:

                               (i)  all costs and expenses of the Lessor
                 incurred or required to be paid under the Leased Improvements Construction Agreement;

                              (ii) all document and stamp taxes, recording and filing expenses and fees and commissions lawfully due to brokers in connection with the transactions contemplated hereby; and

                             (iii) the fees and expense of the Construction Consultant in connection with the transactions contemplated hereby.

                 (c) Following the commencement of construction of the Building, cause construction of the Building to be prosecuted diligently and continuously in accordance with the Plans and Specifications; and cause the Substantial Completion Date for Core and Shell to occur on or prior to the Outside Completion Date for Core and Shell and cause each Substantial Completion Date for Lessee Installations to occur on or prior to the applicable Outside Completion Date for Lessee Installations, in each case in a good and workmanlike manner and free and clear of defects and Liens or claims for materials supplied or labor or services performed in connection with the demolition of the Existing Improvements or the construction of the Building or the Lessee Installations;

                 (d) Upon the written request of the Lessor, the Trustee or the Construction Consultant, deliver to the Lessor, the Trustee or the Construction Consultant, as applicable, copies of all contracts, bills of sale, statements, receipted vouchers or agreements under which the Construction Manager claims title to any materials, fixtures or articles incorporated in the Building, or under which it has incurred costs or expenses for which it is entitled to a disbursement hereunder, and deliver to the Lessor, the Trustee and the Construction Consultant such other information or documents in connection with the Building and the Lessee Installations as they may from time to time reasonably request;

                 (e) Upon demand of the Lessor, the Trustee or the Construction Consultant, correct any defects (including structural defects) in the Building or the Lessee Installations or any departures from the Plans and Specifications or the Interior Design Plans and Specifications not permitted under the terms of this Agreement;

                 (f) Employ suitable means to protect from theft or vandalism all portions of the Improvements and all tools and building materials stored on the Land;

                 (g) Ensure that at all times there are sufficient funds on deposit in the Construction Account (after taking into account the interest expected to be earned on such funds as reflected in the Project Budget) in order to provide that (i) the Building will be constructed in accordance with the Plans and Specifications, (ii) the Lessee Installations will be constructed in accordance with the Interior Design Plans and Specifications, (iii) Substantial Completion for Core and Shell will occur on or prior to the Outside Completion Date for Core and Shell, and (iv) each Substantial Completion for Lessee Installations will occur on or prior to the applicable Outside Completion Date for Lessee Installations, in each case by depositing additional funds in the Construction Account as necessary to comply with this Section 2.7(g);

                 (h) Following the Substantial Completion Date for Core and Shell and the final Substantial Completion Date for

         Lessee Installations, respectively, use reasonable good-faith efforts to cause all outstanding punch list items with respect to the Building and the Lessee Installations to be completed;

                 (i) Each year during the calendar month in which occurs the anniversary of the Substantial Completion Date for Core and Shell, the Construction Manager shall cause the Construction Consultant to enter upon the Land, to inspect the Improvements and to prepare a written report of the condition of the Improvements for delivery to the Lessor and the Trustee and shall cooperate with the Construction Consultant as may be reasonably required to enable it to prepare such report (and the obligation of the Construction Consultant set forth in this
         Section 2.7(i) shall expressly survive the expiration or earlier termination of this Agreement until the principal amount of the Notes shall have been paid in full); and

                 (j) In addition to the right to receive a written report of the condition of the Improvements contained in Section 2.7(i) above, as often as the Lessor shall reasonably request, the Construction Manager shall promptly cause the Construction Consultant to enter upon the Land, to inspect the Improvements and to prepare a written report of the condition of the Improvements for delivery to the Lessor and shall cooperate with the Construction Consultant as may be reasonably required to enable it to prepare such report (and the obligation of the Construction Manager set forth in this Section 2.7(j) shall remain in full force and effect until December 1, 2003 notwithstanding any expiration or earlier termination of this Agreement). In the event that any report of the Construction Consultant contemplated by either the preceding sentence or Section 2.7(i) above reasonably demonstrates that a condition exists which results, or a potential condition exists which if left uncured could result, in a default hereunder or a default under the Master Lease or is adverse to the interests of the Lessor in the Property, then the Lessor shall deliver a written notice to the Construction Manager reasonably identifying such condition. Within fifteen (15) days of receipt by the Construction Manager of such notice from the Lessor, the Construction Manager will (i) remedy such condition or such potential condition, or (ii) present to the Lessor a plan to remedy such condition or potential condition and diligently commence efforts to cure such condition or such potential condition. If the Construction Manager fails to observe or perform its obligations under clauses (i) or (ii) of the preceding sentence, then the Lessor (in addition to any other rights and remedies it may have hereunder or under the Master Lease) shall have the right to inspect the Property. Further, if at any time there occurs and is continuing a default hereunder or a default under the Master Lease, then the Lessor shall (in addition to any other rights and remedies it may have hereunder or under the Master Lease) have the right to inspect the Property in accordance with the terms and provisions of the Master Lease.

                 2.8 Covenants of the Construction Manager regarding the Construction Consultant. (a) The Construction Manager shall engage the Construction Consultant pursuant to the Consulting Agreement. The Construction Manager shall not terminate the Construction Consultant except for cause (which will in no event include the reasonable, good-faith performance by the Construction Consultant of its duties under the Consulting Agreement, even if the Construction Manager disagrees with the conclusions reached by the Construction Consultant in the performance of such duties).

                 (b) The Construction Manager shall cause the Construction Consultant to perform its duties as set forth in the Consulting Agreement and shall terminate the Construction Consultant if at any time it fails to perform such duties.

                 (c) The Construction Manager will not amend, modify or supplement the Consulting Agreement without the prior written consent of the Trustee.

                 (d) In the event the Construction Consultant is terminated in accordance with clause (a) or (b) above, a replacement Construction Consultant shall be selected by the Bank from the consultants listed on Schedule 11 hereto (provided that such replacement consultant shall not at the time of its selection derive a significant portion of its annual revenues from the Construction Manager) to perform the same duties, and subject to the same terms and conditions, as set forth in the Consulting Agreement.

                 (e) The obligations of the Construction Manager contained in this Section 2.8 shall remain in full force and effect until December 1, 2003 notwithstanding any expiration or earlier termination of this Agreement.


                                  ARTICLE III

                                  THE BUILDING

                 3.1 Demolition and Construction. (a) The Construction Manager will cause the Existing Improvements and any Hazardous Substances therein to be demolished, used, handled, managed, treated, stored, transported, deposited and disposed of in accordance with the Demolition Contract and in full compliance with all Legal Requirements, including, without limitation, all Legal Requirements relating to the removal, handling, management, storage, transport and disposal of the asbestos-containing materials present in the Existing Improvements.

                 (b) The Construction Manager will cause (i) Substantial Completion for Core and Shell to occur on or prior to the Outside Completion Date for Core and Shell, and (ii) the Building to be constructed and equipped in full compliance with all Legal Requirements (including Environmental Laws) and Insurance Requirements.

                 (c) The Construction Manager will cause (i) each Substantial Completion for Lessee Installations to occur on or prior to the applicable Outside Completion Date for Lessee Installations, (ii) the Subtenant Installations to be constructed as may be required under any Space Lease which requires construction of Subtenant Installations, and (iii) all Sublease Expenditures to be paid as and when incurred.

                 3.2 Change Orders. (a) The Construction Manager may at any time following the Budget Finalization Date revise, amend or modify the Plans and Specifications, the Interior Design Plans and Specifications, the Project Budget or the Project Schedule (but not beyond the Outside Completion Date for Core and Shell or the Outside Completion Date for Lessee Installations, as applicable) (any such revision, amendment or modification, a "Change Order") and enter into any related amendments, modifications or supplements to any of the Project Contracts (other than the Consulting Agreement), the Project Budget and the Project Schedule without the consent of the Lessor or the Trustee; provided that such Change Orders or related amendments, modifications or supplements to any Project Contract do not result in a rescission, termination or cancellation of the Construction Contract, the Demolition Contract, the Development Agreement or the Surety Bonds.

                 (b) Except as otherwise provided in Sections 3.2(c) and 3.2(h) below, within thirty (30) days of implementing any such Change Order, the Construction Manager shall:

                    (i) deliver to the Lessor, the Trustee and the Construction Consultant an Officer's Certificate and a certificate of the Developer (each of which shall be executed only after consultation with the Project Architect and only with the concurrence of the Project Architect, if appropriate), in each case setting forth (x) any changes in the Project Budget or the Project Schedule resulting from the Change Order, (y) the estimated increase, if any, in Project Costs relating to any line item in the Project Budget that will result from implementation of the Change Order (each such increase, a "Project Costs Increase") and (z) a statement that the Change Order (1) is permitted under the Surety Bonds or that the Surety Bonds have been amended to allow such Change Order, (2) is in compliance with all applicable Legal Requirements, (3) will not extend the Substantial Completion Date for Core and Shell past the Outside Completion Date for Core and Shell and will not extend any Substantial Completion Date for Lessee

         Installations past the applicable Outside Completion Date for Lessee Installations, (4) if undertaken, would not result in the Building being constructed other than in accordance with the Essential Design Elements and (5) complies with the requirements of Section 3.2(f) hereof; and
                    (ii) to the extent that all or a portion of any Project Costs Increase cannot be funded from the yet unallocated Contingency Reserve line item in the Project Budget or from excess funds available under any line item of the Project Budget (other than the line item for Project Costs to be incurred for Subtenant Installations and Lessee Installations) where the yet unfunded amount allocated to such line item under the Project Budget exceeds the amount necessary to complete such line item as certified to by the Project Architect or, if such line item is outside the scope of the expertise of the Project Architect, by the Developer (as so certified, an "Excess Line Item Reserve"), cause to be deposited in the Construction Account an amount in cash equal to the Project Costs Increase or such portion thereof.

The Construction Manager shall cause the funds required by the preceding clause
(ii) to be deposited by paying its own funds into the Construction Account.
Any such funds so deposited in the Construction Account shall be disbursed in accordance with the terms of Article IV hereof.

                 (c) Except as otherwise provided in Section 3.2(h) below, the Construction Manager shall comply with the requirements of clauses (i) and (ii) of Section 3.2(b) above at least ten (10) days in advance of implementing any such Change Order if either (i) prior to the time referred to in clause (ii) below, such Change Order anticipates a net increase or decrease of greater than $1,000,000 either in (x) any one line item in the Project Budget individually or (y) any number of line items in the Project Budget in the aggregate or (ii) from and after the time the Construction Manager shall have begun the implementation of Change Orders, all of which Change Orders taken together result in a net increase or decrease of greater than $5,000,000 in any number of line items in the Project Budget in the aggregate or in a net increase or decrease of greater than $2,000,000 in any one line item in the Project Budget individually, such Change Order anticipates a net increase or decrease of greater than $100,000 either in (x) any one line item in the Project Budget individually or (y) any number of line items in the Project Budget in the aggregate.

                 (d)  If either (i) prior to the time referred to in clause
(ii) below, any Change Order anticipates a net decrease of greater than $1,000,000 either in (x) any one line item in the Project Budget individually or (y) any number of line items in the Project Budget in the aggregate or (ii) from and after the time the Construction Manager has begun the implementation of

Change Orders, all of which Change Orders taken together result in a net decrease of greater than $5,000,000 in any number of line items in the Project Budget in the aggregate or in a net decrease of greater than $2,000,000 in any one line item in the Project Budget individually, any Change Order (when aggregated with any other Change Orders with respect to which the Construction Manager has not delivered an appraiser's certificate) anticipates a net decrease of greater than $500,000 either in (x) any one line item in the Project Budget individually or (y) any number of line items in the Project Budget in the aggregate, then at least ten days in advance of implementing any such Change Order, the Construction Manager shall deliver to the Lessor, the Trustee and the Construction Consultant a certificate of The Hallstrom Group, Inc. or another reputable appraisal firm, which is a member of the Appraisal Institute, which has received not more than 5% of its gross income during the previous two (2) years from business with the Construction Manager and which has at least five (5) years experience in the downtown Honolulu office market, stating that the aggregate effect of such Change Order, together with any previous or contemporaneous Change Orders, will not be to reduce the fair market value of the Building when completed.

                 (e) Upon compliance by the Construction Manager with all of the provisions of this Section, the Project Budget, the Project Schedule, the Plans and Specifications and the Interior Design Plans and Specifications shall be deemed amended in accordance with the Change Order.

                 (f) The Construction Manager agrees that it will not implement any Change Order if the aggregate effect of such Change Order, together with any previous or contemporaneous Change Orders, would be to reduce the fair market value of the Building when completed.

                 (g) The Project Budget assumes that the earnings, on a cumulative basis, on investments of the funds deposited in the Construction Account, on a month-by-month basis are as reflected on Schedule 13. To the extent that the actual cumulative earnings on investments of the funds deposited in the Construction Account for any particular month are less than the assumed cumulative earnings for such month set forth in Schedule 13, the Construction Manager shall either (i) deposit in the Construction Account an amount equal to such deficiency as a condition to any further disbursements or
(ii) implement a Change Order in accordance with Section 3.2(a) through (f) which has the effect of reducing Project Costs by an amount at least equal to such deficiency. The Construction Manager shall have the right to implement a Change Order in respect of the earnings line item in the Project Budget to the extent of any reduction of another line item in the Project Budget (adopted in accordance with the Change Order procedures set forth in Section 3.2(a) through
(f), and in that event, Schedule 13 shall be modified. To the extent that the actual cumulative earnings on the Construction Account for any particular month are greater than the assumed cumulative earnings for such month set forth in Schedule 13, the Construction Manager shall have the right to implement one or more Change Orders which has the effect of increasing Project Costs by an amount equal to such excess.

                 (h)  Notwithstanding the provisions of paragraphs (a) through
(g) above, the Construction Manager shall amend the Project Budget within four
(4) months of the date of this Agreement without complying with the requirements of paragraphs (a) through (g) above and within a reasonable time after the General Contractor delivers to the Construction Manager its detailed breakdown of the costs and expenses included within the scope of the Construction Contract (the date upon which the Project Budget shall be so amended, the "Budget Finalization Date"). Pursuant to such amendment, the Construction Manager shall (i) reallocate the aggregate amount of $93,510,951 set forth in the "Building Construction" category in the Project Budget among the nineteen (19) "Divisions" constituting the "Building Construction Categories" attached to the Project Budget and (ii) shall further allocate the amount allocated to each of these nineteen (19) "Divisions" to each of the line-items set forth as a subheading to such "Division" in the Project Budget. Such amendment with respect to the Project Budget shall be consistent in all material respects with the cost breakdown agreed upon between the Construction Manager and the General Contractor and shall be subject to the prior approval of the Construction Consultant.

                 3.3 Failure to Complete Building. (a) If at any time prior to the Substantial Completion Date for Core and Shell there occurs a Casualty or a Force Majeure Event or the Lessor or the Construction Manager receives notice of a Condemnation then in each case the Construction Manager shall either:

                 (i) terminate this Agreement in accordance with Sections 3.3(b) and 3.3(c) below in the event of (x) a Total Condemnation or
         (y) a Condemnation, Casualty or Force Majeure Event which in the reasonable, good-faith judgment of the Construction Manager (as evidenced by an Officer's Certificate) and in the judgment of the Construction Consultant (as evidenced by a certificate of the Construction Consultant) is so substantial in nature such that achieving (1) the Substantial Completion Date for Core and Shell on or prior to the Outside Completion Date for Core and Shell would be impracticable or impossible or (2) any Substantial Completion Date for Lessee Installations on or prior to the applicable Outside Completion Date for Lessee Installations would be impracticable or impossible (each of the events described in this Section 3.3(a)(i), a "Significant Event"); or

                  (ii) promptly and diligently complete the construction of the Building and the Lessee Installations in accordance with the Plans and Specifications and the Interior Design Plans and Specifications, respectively, and with the terms hereof, and otherwise at the Construction Manager's sole cost and expense, and cause the Substantial Completion Date for Core and Shell to occur on or prior to the Outside Completion Date for Core and Shell and each Substantial Completion Date for Lessee Installations to occur on or prior to the applicable Outside Completion Date for Lessee Installations, in the event of a Condemnation, Casualty or Force Majeure Event which in the reasonable, good-faith judgement of the Construction Manager (as evidenced by an Officer's Certificate) does not constitute a Significant Event.

                 (b) If prior to the Substantial Completion Date for Core and Shell the Lessor or the Construction Manager shall have received notice of a Total Condemnation of the Property, then the Construction Manager shall, within thirty (30) days after the Construction Manager receives notice thereof, deliver to the Lessor and the Trustee a written notice in the form described in
Section 3.3(c) (a "Termination Notice") of the termination of this Agreement. If prior to the Substantial Completion Date for Core and Shell the Lessor or the Construction Manager shall have received notice of a Condemnation of the Property or a Casualty or Force Majeure Event occurs, and the Construction Manager shall have delivered to the Lessor an Officer's Certificate and a certificate of the Construction Consultant to the effect that such Condemnation, Casualty or Force Majeure Event constitutes a Significant Event in accordance with Section 3.3(a)(i), then the Construction Manager shall, simultaneously with the delivery of such Officer's Certificate and certificate of the Construction Consultant, deliver to the Lessor and the Trustee a Termination Notice.

                 (c) A Termination Notice shall contain (i) notice of the Construction Manager's termination of this Agreement on the next Payment Date which occurs at least thirty (30) days after the Lessor's and the Trustee's receipt of such Termination Notice (the "Termination Date"), (ii) a binding and irrevocable agreement of the Construction Manager to pay the Termination Amount and purchase the Lessor's right, title and interest in the Property on such Payment Date and (iii) the Officer's Certificate and the certificate of the Construction Consultant described in Section 3.3(a)(i). On the Termination Date, the Construction Manager shall pay to the Lessor the Termination Amount and all amounts owing in respect of Rent (including Additional Charges), including any indemnities under Article VII hereof or Articles IV and XXV of the Master Lease (if any), theretofore accruing hereunder or under the Master Lease, and the Lessor shall convey its right, title and interest in the Property, or the remaining portion thereof, to the Construction Manager (or the Construction Manager's designee) in accordance with Section 19.1 of the Master Lease.

                 (d) Notwithstanding anything to the contrary set forth in this Agreement, if a Casualty occurs or the Lessor or the Construction Manager shall receive notice of a Condemnation, in each case on or after the Substantial Completion Date for Core and Shell, such Casualty or Condemnation shall be governed by the provisions in respect thereof contained in the Master Lease. Notwithstanding anything to the contrary set forth in this Agreement, if a Force Majeure Event occurs after the Substantial Completion Date for Core and Shell, the Construction Manager shall cause construction of the Lessee Installations to be prosecuted diligently and continuously in accordance with the Interior Design Plans and Specifications but the Construction Manager shall be relieved of its obligation to achieve each Substantial Completion for Lessee Installations on or prior to the applicable Outside Completion Date for Lessee Installations and its obligation to deliver, or cause to be delivered, as a condition to its ability to receive funds from the Construction Account, certificates to the effect that each Substantial Completion for Lessee Installations will be achieved on or prior to the applicable Outside Completion Date for Lessee Installations.

                 (e) Notwithstanding anything to the contrary set forth in this Agreement, if the Master Lease terminates as a result of the provisions of
Section 16.1(b)(iii) thereof, this Agreement shall also terminate concurrently therewith.

                 3.4 Payments at the Overdue Rate. The Construction Manager shall pay to the Lessor (i) interest at the Debt Overdue Rate on any portion of the Termination Amount, Default Amount, Make-Whole Premium or other amount payable under this Agreement that is required to be paid to the Trustee and applied to the payment of principal, interest or premium (if any) due under the Notes or to the payment of any other amount due the Trustee hereunder, under the Indenture or under any other Operative Agreement (provided, that the Debt Overdue Rate shall not apply to an overdue payment to the extent that the application of the Debt Overdue Rate would render unenforceable the payment of Make-Whole Premium due hereunder (but only if such payment of Make-Whole Premium would otherwise exceed the payment resulting from such application of the Debt Overdue Rate) and (ii) interest at the Lessor Overdue Rate on any portion of the Termination Amount, Default Amount, Lessor Make-Whole Premium or other amount payable under this Agreement that is required to be paid to the Trustee on account of the Lessor Contribution or otherwise payable to the Lessor hereunder, in each case not paid when due from the due date to the date of actual payment.

                                   ARTICLE IV

                            PAYMENT OF COSTS OF WORK

                 4.1 Requisition of Funds Directly from the Construction Account. (a) On the tenth (10th) day of each calendar month (or if such day is not a Business Day, the next succeeding Business Day), the Construction Manager shall submit to the Lessor, with a copy to the Construction Consultant and the Trustee, a request for a disbursement from the Construction Account (a "Disbursement Request"), together with:

                 (i) an Officer's Certificate, certified as true and correct by the Developer, setting forth the following:

                 (t) the amount of Project Costs that the Construction Manager has incurred in accordance with the Plans and Specifications and the Project Budget since the last Disbursement Request submitted to the Lessor for the payment of amounts due on account of Project Costs (the "Disbursement Amount") broken down by the categories identified in the Project Budget, accompanied by evidence supporting each such item of Project Costs covered by such Disbursement Request, including a copy of the disbursement request and all related information presented by the Demolition Contractor, the General Contractor or any other contractor under any Project Contract with respect to such Disbursement Request, and indicating that such amounts are currently due and payable;

                 (u) a statement and evidence that all amounts advanced to the Construction Manager during the previous calendar month for the payment of Project Costs have been properly applied to such Project Costs;

                 (v) a statement that the construction of the Building and the Lessee Installations, if applicable, to date has been performed in a good and workmanlike manner and in accordance with the Plans and Specifications and the Interior Design Plans and Specifications, as applicable, and in compliance with all applicable Legal Requirements (including Environmental Laws) and Insurance Requirements and that the progress thereof is such that the Substantial Completion Date for Core and Shell will occur on or prior to the Outside Completion Date for Core and Shell and that each Substantial Completion Date for Lessee Installations will occur on or prior to the applicable Outside Completion Date for Lessee Installations;

                 (w) a statement with respect to any Disbursement Amount that relates to the payment of Construction Project Costs, that such amount has been paid by the Construction Manager or is currently due and payable for (A) work, labor or materials incorporated in the Building, the Lessee

         Installations or the Subtenant Installations; (B) materials suitably stored on the Land but not incorporated in the Building; (C) materials warehoused; or (D) materials otherwise identifiable and for which customary arrangements have been made with the manufacturer or fabricator for payment and delivery, in each case up to the date of such Disbursement Request (in the case of the first Disbursement Request) or to the date of such Disbursement Request from the date of the last previous Disbursement Request (in the case of any subsequent Disbursement Request), together with evidence that, following disbursement of that portion of the Disbursement Amount which relates to a particular category of materials described in the preceding clause (C) or this clause (D), the value of such materials, when aggregated with all materials of the same category which are currently neither incorporated into the Building, the Lessee Installations or the Subtenant Installations nor stored on the Land (but which are either warehoused or are otherwise identifiable and for which customary arrangements have been made for payment and delivery) and which were the subject of a previous Disbursement Request, do not exceed the amount set forth opposite such category listed on Schedule 12 hereto;

                 (x) a statement with respect to any Disbursement Amount that relates to the payment of Project Costs (other than Construction Project Costs), that such amount has been paid by the Construction Manager or is currently due and payable for such Project Costs;

                 (y) a statement that the unadvanced funds in the Construction Account (including the then current amount of assumed earnings on the Construction Account) allocable to Project Costs in each line item of the Project Budget are sufficient (after application of any available Excess Line Item Reserve and the Contingency Reserve) to pay in full Project Costs of such line item which will be required for the Substantial Completion Date for Core and Shell to occur on or prior to the Outside Completion Date for Core and Shell and for each Substantial Completion Date for Lessee Installations to occur on or prior to the applicable Outside Completion Date for Lessee Installations; and

                 (z) a statement that no part of the Project Costs described in such Disbursement Request has been previously paid under a prior Disbursement Request.

                 (ii) a certificate of the Project Architect setting forth the following:

                 (x) a statement that to the best of the Project Architect's knowledge, information and belief, the work covered by such Disbursement Request and by all prior Disbursement Requests has been completed in accordance with the Plans and Specifications and in a good and workmanlike manner; and

                 (y) the stage and percentage of completion, based on the Plans and Specifications, which has been achieved with respect to the various contract categories in the construction of the Building.

                 (iii) with respect to any Disbursement Request which contains a request for the funding of Subtenant Installations (and in lieu of the materials required under clause (ii) above), the following:

                 (x) a certificate from the Interior Design Architect setting forth the following:

                      (1) a statement that to the best of the Interior Design Architect's knowledge, information and belief, the construction of the Subtenant Installations covered by such Disbursement Request and by all prior Disbursement Requests has been performed in a good and workmanlike manner and in accordance with the applicable terms of the Space Lease or Space Leases pursuant to which such Subtenant Installations are being performed; and

                      (2) with respect to each Space Lease pursuant to which Subtenant Installations are being performed, the stage and percentage of completion, based on the approved plans and specifications for such Space Lease, which have been achieved with respect to the various contract categories in the construction of such Subtenant Installations; and

                 (y) an Officer's Certificate, certified as true and correct by the Developer, stating that, after giving effect to such Disbursement Amount, and any previous Disbursement Amount for the payment of the costs of Subtenant Installations, the unadvanced funds in the Construction Account allocable to the line item for Project Costs to be incurred for Subtenant Installations are at least equal to $40 per square foot of the remaining unimproved space demised to subtenants under Space Leases (with a partially improved space being considered improved to the extent of the percentage completion indicated by the Interior Design Architect in its certificate delivered pursuant to clause (iii)(x)(2) above).

                 (iv) with respect to any Disbursement Request which contains a request for the funding of Lessee Installations (and in lieu of the materials required under clause (ii) above), a certificate from the Interior Design Architect setting forth the following:

                 (x) a statement that to the best of the Interior Design Architect's knowledge, information and belief, the construction of the Lessee Installations covered by such Disbursement Request and by all prior Disbursement Requests has been performed in a good and workmanlike manner and in accordance with the Interior Design Plans and Specifications; and

                 (y) the stage and percentage of completion, based on the Interior Design Plans and Specifications, which has been achieved with respect to the various contract categories in the construction of the Lessee Installations.

                 (v) an endorsement to the Title Policy from the Title Company insuring that the Disbursement Amount is secured by the Mortgage and the Assignment of Lease and constitutes a valid first lien on the Land and the Improvements without exception, other than Permitted Exceptions.

                 (b) Each Disbursement Request and each receipt of the Disbursement Amount requested thereby shall constitute a representation and warranty by the Construction Manager that each representation and warranty contained in Section 7.2 of the Participation Agreement (provided, that, except for the first disbursement to be made on the Closing Date, no such representation shall be made in respect of the first sentence of subsection 7.2(a) thereof, as to which a comparable representation shall be true, or in subsection 7.2(p), subsection 7.2(q), as to which a comparable representation shall also be true, or subsection 7.2(w) thereof) are true and correct on the date of such Disbursement Request or such receipt, as the case may be.

                 (c) Unless within ten (10) days of receipt by the Lessor, the Trustee and the Construction Consultant of a Disbursement Request, the Construction Consultant advises the Construction Manager, the Lessor and the Trustee that the Disbursement Request is deficient (including, without limitation, due to the fact that any certification included therewith is inaccurate or that any condition to disbursement set forth in Section 4.2 has not been satisfied), the Trustee shall transfer from the Construction Account to the account of the Construction Manager maintained with the Trustee funds equal to the Disbursement Amount, as limited or adjusted in accordance with
Section 4.2 below. If the Construction Consultant determines that the Disbursement Request is deficient in some manner, it shall promptly advise the Construction Manager, the Lessor and the Trustee of the nature of the deficiency.

                 4.2 Limitation on Obligation to Fund. (a) With respect to any Disbursement Request, disbursements for the payment of Project Costs in each category of cost in the Project Budget shall be limited (i) in the aggregate to the amount shown for such category in the Project Budget in the column entitled

"Reserve" and (ii) in each case to the Disbursement Amount on account of such amounts as stated in a particular Disbursement Request. Disbursements shall be made only to defray Project Costs described in the Project Budget and actually incurred or then due and payable.

                 (b) If the unadvanced funds in the Construction Account allocable to Project Costs in any line item in the Project Budget is at any time not sufficient to pay in full Project Costs of such line item which will be required for the Substantial Completion Date for Core and Shell to occur on or prior to the Outside Completion Date for Core and Shell and for each Substantial Completion Date for Lessee Installations to occur on or prior to the applicable Outside Completion Date for Lessee Installations, the Trustee shall not make further Disbursements and the Construction Manager shall promptly (i) reallocate the amount of such deficiency from the Contingency Reserve line item in the Project Budget or from any available Excess Line Item Reserve, or any combination of such amounts, or (ii) deposit funds in the Construction Account in the amount of such deficiency. Following any such reallocation or deposit, the Project Budget shall be amended to reflect the increased Project Costs and the Trustee shall continue to make disbursements in accordance with such revised Project Budget. For the purpose of this Section 4.2(b), the Construction Account shall be deemed to include the then current amount, as shown on Schedule 13 hereto, of the assumed earnings on the Construction Account.

                 (c) No disbursement shall be made if either (i) there shall have occurred and be continuing either a default hereunder, with respect to which the Construction Manager has received written notice thereof, or an Event of Default or (ii) any of the representations or warranties contained in
Section 7.2 of the Participation Agreement (provided, that, except for the first disbursement to be made on the Closing Date, no such representation shall be made in respect of the first sentence of subsection 7.2(a) thereof, as to which a comparable representation shall be true, or in subsection 7.2(p), subsection 7.2(q), as to which a comparable representation shall also be true, or subsection 7.2(w) thereof) shall not be true and correct in any material respect as of the date of such disbursement.

                 4.3 Conditions to Disbursement for Retainage. On or prior to the date of the disbursement for the release of the retainage withheld from the General Contractor in accordance with the Construction Contract, the Lessor, the Trustee and the Construction Consultant shall have received, in addition to the documentation required by Section 4.1 hereof:

                 (a) Architects Certificate. A Certificate of Substantial Completion for Core and Shell in the form attached as Schedule 8 hereto signed by the Project Architect stating that, subject to punch list items, the

         Building has been completed in accordance with the Plans and Specifications;

                 (b) Release of Liens. A release of liens signed by the Project Architect, the Developer, the Demolition Contractor, the General Contractor, all other contractors under the Project Contracts and all other subcontractors and materialmen; provided that a release of liens shall not be required with respect to contracts (i) which the Construction Manager is contesting and with respect to which the Construction Manager has a reasonable, good-faith belief that a release of lien should have been delivered and (ii) the aggregate amount owed to contractors and subcontractors under which is no greater than $2,000,000;

                 (c) Survey. A survey of the Land and the Improvements by an independent surveyor licensed in the State of Hawaii (i) showing no encroachments by the Building over the lot lines or easements other than those permitted by express written easements or appropriate governmental approval, (ii) noting any visible work on the Land which is on-going on the date of such survey and (iii) based on an inspection within thirty (30) days prior to the date of the Disbursement Request;

                 (d) Utilities. Letters from local utility companies or Governmental Authorities stating that electric power, sanitary and storm sewer and water facilities and other necessary utilities are available to and are serving the Building; and

                 (e) Governmental Approvals. Evidence of approval by all Governmental Authorities whose approval may then be required with respect to the completion of the Building, the Lessee Installations and the Subtenant Installations, and the intended use thereof, under any Legal Requirements at such time.


                                   ARTICLE V

                               EVENTS OF DEFAULT

                 5.1  Events of Default.  If any one or more of the following events (each an "Event of Default") shall occur:

                 (a) the Construction Manager shall fail to make any payment or deposit any funds required to be paid or deposited hereunder within five (5) days after receipt of notice that the same has become due and payable;

                 (b) the Substantial Completion Date for Core and Shell shall fail for any reason to occur on or prior to the Outside Completion Date for Core and Shell or any

         Substantial Completion Date for Lessee Installations shall fail for any reason to occur on or prior to the applicable Outside Completion Date for Lessee Installations;

                 (c) if the insurance policy required by Section 8.2 shall be terminated or expire without replacement;

                 (d) the Construction Manager shall fail to observe or perform any term, covenant or condition of this Agreement, the Master Lease, the Participation Agreement or any other Operative Agreement (except with respect to breaches discussed in clauses (a), (b) and (c) above) to which it is a party, or any representation or warranty set forth in
         Section 7.2 of the Participation Agreement as of the date hereof, or in Section 4.1(b) of this Agreement, shall be inaccurate in any way materially adverse to the Lessor, and such failure or misrepresentation or breach of warranty shall remain uncured for a period of thirty (30) days after notice thereof; provided, however, no Event of Default shall be deemed to occur if such failure, misrepresentation or breach cannot reasonably be cured within such period, so long as the Construction Manager shall have promptly commenced the cure thereof and continues to act with diligence to cure such failure, misrepresentation or breach and, with respect to any failure, misrepresentation or breach contained in Sections 2.2, 2.4, 2.5, 2.7(a), (b), (d), (g), 2.8, 3.1(b)(i), 3.1(c)(i), 3.2 and 7.1
         hereof and Sections 7.2(a), (b), (h), (l), (m), (o), (r), (t), (u),
         (v), 7.3(a), (b), (f), (g), (i), 7.4(a), (b), (f), (g), (i), Section
         8, Section 9, Sections 14.1, 14.2, 14.3, 14.4, 14.5, 14.7 and 14.9 of
         the Participation Agreement, in fact cures such failure, misrepresentation or breach within 180 days after receipt of notice thereof;

                 (e) the Construction Manager shall (i) admit in writing its inability to pay its debts generally as they become due, (ii) file a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof, (iii) make a general assignment for the benefit of its creditors, (iv) consent to the appointment of a receiver of itself or the whole or any substantial part of its property, (v) fail to cause the discharge of any custodian, trustee, receiver or conservator appointed for the Construction Manager or the whole or a substantial part of its property within ninety (90) days after such appointment, or (vi) file a petition or answer seeking or consenting to reorganization under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof; or

                 (f) insolvency proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency law or statute of the United States of America or any State or Commonwealth thereof shall be filed against the Construction Manager and not dismissed within ninety (90) days from the date of its filing, or a court of competent jurisdiction shall enter an order or decree appointing, without the consent of the Construction Manager, a receiver or conservator of the Construction Manager or the whole or a substantial part of its property, and such order or decree shall not be vacated or set aside within ninety (90) days from the date of the entry thereof;

then, in any such event, the Lessor may, in addition to the other rights and remedies provided for in this Article, terminate this Agreement by giving the Construction Manager thirty (30) days notice of such termination and upon the expiration of the time fixed in such notice, this Agreement shall terminate and all rights of the Construction Manager under this Agreement shall cease, subject to the Construction Manager's rights under Section 5.3. The Construction Manager shall pay all costs and expenses incurred by or on behalf of the Lessor, including fees and expenses of counsel, as a result of any Event of Default hereunder.

                 5.2  Damages.  The termination of this Agreement pursuant to
Section 5.1 shall in no event relieve the Construction Manager of its liability and obligations hereunder or under the Master Lease, or in respect of any indemnity hereunder or under the Master Lease, all of which shall survive any such termination. In the event of any termination of this Agreement pursuant to Section 5.1, the Construction Manager shall forthwith pay to the Lessor all sums on account of funds required to be paid or deposited hereunder to and including the date of such termination.

                 5.3 Liquidated Damages. (a) At any time after this Agreement shall be terminated pursuant to Section 5.1, whether or not the Lessor shall have collected any damages pursuant to Section 5.2, the Lessor shall have the right to recover, by demand to the Construction Manager and at the Lessor's election, and the Construction Manager shall pay to the Lessor, as and for final liquidated damages, and in lieu of all current liquidated damages beyond the date of such demand (it being agreed that it would be impossible accurately to determine actual damages), but exclusive of any indemnity payments under Article VII hereof or Section 25.1 or Article IV of the Master Lease, an amount equal to the sum of (i) the Default Amount specified for such Payment Date on Schedule 1 hereto plus (ii) the Make-Whole Premium payable by reason of the application of the Default Amount as shall be required to be applied to the Notes upon acceleration thereof, plus (iii) the Lessor Make-Whole Premium, if any, required to be paid to the Lessor under Section 5.3(b) hereof, plus (iv) all amounts owing in respect of Rent (including Additional Charges) theretofore accruing under the Master Lease. Upon the payment in full of the amount specified in the first sentence of this Section 5.3, the Construction Manager or its designee shall be entitled to receive from the Lessor, at the Construction Manager's request and cost, an assignment of the Lessor's right, title and interest as lessee under the Ground Lease and the Lessor's entire interest in the Improvements, Fixtures and Modifications all in accordance with Section
19.1 of the Master Lease. The Construction Manager (or the Construction Manager's designee) shall execute and deliver to the Lessor an assumption of all of the Lessor's obligations under the Ground Lease. The Property shall be conveyed to the Construction Manager (or the Construction Manager's designee) "AS IS" and in its then present physical condition. If any statute or rule of law shall limit the amount of such final liquidated damages to less than the amount agreed upon, the Lessor shall be entitled to the maximum amount allowable under such statute or rule of law; provided, however, that the Construction Manager shall not be entitled to receive an assignment of the Lessor's interest under the Ground Lease or in the Improvements unless the Construction Manager shall have paid in full the Default Amount plus the Make-Whole Premium, the Lessor Make-Whole Premium, if applicable, and all accrued Rent (including Additional Charges) as provided for in the previous sentence.

                 (b) In the event this Agreement is terminated solely as a result of the Construction Manager's willful and deliberate failure to cause the Substantial Completion Date for Core and Shell to occur on or prior to the Outside Completion Date for Core and Shell or any Substantial Completion Date for Lessee Installations to occur on or prior to the applicable Outside Completion Date for Lessee Installations, then the Lessor shall have the right to recover on the Payment Date on which payment is made, pursuant to paragraph
(a) above, by demand to the Construction Manager and at the Lessor's sole election, and the Construction Manager shall pay to the Lessor on such Payment Date, an amount equal to the Lessor Make-Whole Premium.

                 5.4 Waiver of Certain Rights. If this Agreement shall be terminated pursuant to Section 5.1, the Construction Manager waives, to the fullest extent permitted by law, (a) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (b) any right of redemption, re-entry or repossession; (c) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt; and
(d) any other rights which might otherwise limit or modify any of the Lessor's rights or remedies under this Article.

                 5.5 Remedies Cumulative. The remedies herein provided shall be cumulative and in addition to (and not in limitation of) any other remedies available at law, equity or otherwise.

                 5.6 Release of the Lessor. In the event the Lessor assigns all of its right, title and interest as lessee under the Ground Lease and its entire interest in the Improvements, Fixtures and Modifications to the Construction Manager (or the Construction Manager's designee) all in accordance with Section

19.1 of the Master Lease and the terms of this Agreement, then the Lessor shall be released from all of its obligations under this Agreement.


                                   ARTICLE VI

                           CASUALTY AND CONDEMNATION

                 6.1 Casualty and Condemnation. In the event of a Casualty or Condemnation which occurs prior to the Substantial Completion Date for Core and Shell, any award, compensation or insurance proceeds shall be paid to the Trustee, and any such award, compensation or insurance proceeds received by the Trustee shall be (a) first applied by the Trustee to reimburse the Lessor, the Trustee and the Holders for any expenses (including, without limitation, any reasonable attorneys' and consultants' fees and expenses) incurred by any of the foregoing in connection with the collection of such award, compensation or insurance proceeds, or the determination of the amount of the loss, and then
(b) deposited into the Construction Account to be disbursed in accordance with the terms of Article IV hereof.


                                  ARTICLE VII

                                   INDEMNITY

                 7.1 Indemnification by Construction Manager. (a) The Construction Manager shall indemnify the Lessor, the Administrative Agent, the Trustee and the Holders and any affiliate, officer, director, employee, agent or shareholder of the Lessor, the Administrative Agent, the Trustee or any Holder (collectively, the "Indemnified Parties"), on an After Tax Basis, from and against all actions, causes of action, claims, lawsuits, administrative proceedings, hearings, judgments, liabilities, awards, fines, penalties, costs, fees (including legal, engineers', experts' and consulting fees and expenses), damages (including natural resource damages), corrective action costs, financial assurance costs, remediation activities and clean-up costs (including investigation, monitoring, encapsulation, removal and response costs), Liens (including any environmental Lien), and all other liabilities incurred by or imposed on any of the Indemnified Parties, whenever incurred or imposed (but excluding any liabilities for Impositions imposed by any taxing authority, which liabilities are covered exclusively by Article IV of the Master Lease), arising out of, imposed upon or incurred by or asserted against the Indemnified Parties by reason of:

                      (i) any accident, injury to or death of natural persons or loss of or damage to property occurring on or about the Property;

                      (ii)   the Lessor's ownership of the Property;

                 (iii) the failure by the Lessor to qualify as a foreign corporation in the State of Hawaii;

                 (iv) any use, misuse, nonuse, condition, operation, possession, leasing, subleasing, financing, refinancing, disposition, maintenance or repair of the Property;

                 (v) the construction, design, purchase, acceptance, rejection, modification, substitution or condition of the Property, including, without limitation, claims or penalties arising from any violation of law or liability in tort (strict or otherwise);

                 (vi) entering into the Operative Agreements or any transaction arising out of the Operative Agreements;

                 (vii) the breach by the Construction Manager of any of its representations and warranties, or the failure on the part of the Construction Manager at any time to perform or comply with any of the terms or conditions, in any of the Operative Agreements to which it is a party;

                 (viii) the existence or presence at, on, in or under the Property of any Hazardous Substance or the Release of any Hazardous Substance from, at, under or within the Property into the environment (including air, water vapor, surface water, groundwater, drinking water, land (including surface or subsurface), plant, aquatic and animal life);

                 (ix) the disturbance, pollution, contamination or interference with any wetland, body of water (whether surface or subsurface), aquifer or watercourse due to any Hazardous Activity or the existence or presence of a Hazardous Condition at the Property;

                 (x) the occurrence at the Property of any Hazardous Activity or Hazardous Condition;

                 (xi) the transportation, use, treatment, storage, disposition, Release or disposal of any Hazardous Substance found in, on, under or at the Property;

                 (xii) any personal injury to or death of natural persons or property damage resulting from any Hazardous Activity at the Property, the existence of a Hazardous Condition at the Property or the Release of any Hazardous Substance from, at, under or onto the Property;

                 (xiii) any Environmental Violation or alleged violation of Environmental Law at, on, in or under the Property or in connection therewith;

                 (xiv) the applications of Parts 4 and 5 of Subtitle B of Title I of ERISA (including, without limitation, any penalties imposed under Section 501(i) or (1) of ERISA) or any excise taxes, charges or penalties imposed under Section 4975 of the Code, except as a result of the breach by the Lessor or any Affiliate of the Lessor of ERISA or any rule or regulation promulgated thereunder (other than a breach caused by or resulting from an act or omission of the Construction Manager, either of the Ground Lessors, the Trustee, the Holders or any of their respective Affiliates); and

                 (xv) the demolition of the Existing Improvements or the development and construction of the Building as contemplated by this Agreement;

except in each case, with respect to any Indemnified Party, to the extent such liabilities, obligations, claims, damages, penalties, causes of action, costs or expenses (x) are imposed upon or incurred by or asserted against such Indemnified Party by reason of the matters described in clauses (i) through
(xv) above that arise from events commencing solely and entirely after the later of the expiration or earlier termination of this Agreement; (y) solely result from the gross negligence or the willful misconduct by of such Indemnified Party (except, in the case of the Lessor, for the Lessor's failure to qualify as a foreign corporation in the State of Hawaii); or (z) solely result from the breach by such Indemnified Party of Section 905 or 921 of the Indenture or the breach by such Indemnified Party of any other provisions of the Operative Agreements after receipt of notice of such breach and a reasonable opportunity to cure such breach (but only to the extent such Indemnified Party is not otherwise prevented from curing such breach).

                 (b) The obligations of the Construction Manager under this subsection shall remain unaffected and continue in full force and effect irrespective of and notwithstanding any action or failure to act or delay on the part of any of the Indemnified Parties to enforce any rights or remedies against the Construction Manager. Such obligations shall remain unaffected irrespective of and notwithstanding any default by any such party in performing any obligation or duty arising under this subsection.

                 (c) The obligations of the Construction Manager pursuant to this subsection shall survive the expiration or earlier termination of this Agreement notwithstanding anything herein to the contrary.

                 7.2 Payment; Procedure for Claims. (a) Any amounts which become payable by the Construction Manager under subsection 7.1 shall be paid promptly after demand by the Indemnified Party entitled thereto and, if such payment is not timely paid, shall bear interest at the Lessor Overdue Rate from the date when due to the date of payment.

                 (b) Promptly after receipt by an Indemnified Party of notice of the commencement or assertion against it of any claim, action or proceeding, such Indemnified Party shall, if a claim in respect thereof is to be made against the Construction Manager under this subsection, notify the Construction Manager thereof; but the omission so to notify the Construction Manager shall not relieve the Construction Manager from any liability which it may have to such Indemnified Party. The Construction Manager, at its sole cost and expense, acting through counsel reasonably acceptable to the Indemnified Party, may contest, resist and defend any claim, action or proceeding with respect to which it shall have received the notice described in the preceding sentence and may compromise or otherwise dispose of the same as the Construction Manager shall deem appropriate, and, upon such assumption by the Construction Manager of such contest and defense, the Construction Manager shall not be obligated to pay any attorneys' fees or other legal costs incurred by or on behalf of the Indemnified Party; provided that the Construction Manager may only assume control of the defense of any such claim to the extent that it has provided to such Indemnified Party written acknowledgement that the Construction Manager is obligated to indemnify such Indemnified Party with respect to such claim; and provided further that the Construction Manager shall not be entitled to assume and control the defense of any such contest, action, suit or proceeding if and to the extent that (i) in the reasonable opinion of such Indemnified Party; (x) such contest, action, suit or proceeding involves the potential imposition of criminal liability or material civil liability (whether or not indemnified hereunder) on such Indemnified Party or (y) the control of such contest, action, suit or proceeding would involve the Construction Manager in a bona fide conflict of interest, (ii) an Event of Default has occurred and is continuing or (iii) such contest, action, suit or proceeding involves matters which extend beyond or are unrelated to the transactions contemplated by the Operative Agreements and if determined adversely could be materially detrimental to the interests of such Indemnified Party notwithstanding indemnification by the Construction Manager, in which case the Indemnified Party will be entitled to assume and take control of the defense thereof at the Construction Manager's expense. The Indemnified Party may participate in a reasonable manner at its own expense and with its own counsel in any proceeding conducted by the Construction Manager in accordance with the foregoing. Each Indemnified Party shall, at the Construction Manager's request, cooperate with the Construction Manager, at no cost or expense to the Indemnified Party, in the defense of any such claim, action or proceeding. If, in the opinion of counsel to any Indemnified Party, there are legal defenses available to such Indemnified Party which are different from or in addition to those available to the Construction Manager, such Indemnified Party shall be permitted to participate in the defense of such claim, action or proceeding with separate counsel and the Construction Manager shall pay the fees and expenses of such separate counsel.

                                  ARTICLE VIII

                                   INSURANCE

                 8.1 Contractor's Insurance. The Construction Manager shall cause both the Demolition Contractor and the General Contractor, except as otherwise indicated, to purchase and maintain during the terms of the Demolition Contract and the Construction Contract, respectively (except that
(x) the insurance referred to in Sections 8.1(b)(iii) and 8.1(d) below shall be carried by the Demolition Contractor for an additional period of one year following completion of work under the Demolition Contract and by the Construction Contractor for an additional period of three years following completion of work under the Construction Contract and (y) either (A) the insurance referred to in Section 8.1(f) below shall contain a three-year discovery period from the date of completion of the demolition of the Existing Improvements or (B) the Demolition Contractor shall carry, and continue to provide evidence of, completed operations coverage with respect to pollution liability insurance for a period of three years from the date of the completion of the demolition of the Existing Improvements), the following insurance coverages:

                 (a) Workers compensation and employers' liability insurance as required by Hawaii law or the laws of other applicable jurisdictions, with statutory limits for workers' compensation insurance and limits for employers' liability insurance of:
         $1,000,000 each accident; $1,000,000 disease - policy limits; and $1,000,000 disease - each employee. Further, such policy shall contain a waiver of subrogation in favor of the Developer, the Ground Lessors, the Construction Manager, the Lessor, the Trustee and the Administrative Agent (the "Participants"). Alternatively, the Demolition Contractor and the General Contractor may be "qualified" self-insurers in the State of Hawaii.

                 (b) Commercial general liability insurance on an "occurrence" form, which shall include coverage for (i) premises-operations, (ii) independent contractors, (iii) products and completed operations, (iv) broad form property damage, (v) blanket contractual liability, (vi) personal and advertising injury, (vii) employees named as additional insureds, (viii) demolition, explosion, collapse, (ix) underground property damage, and (x) severability of interest. The limits for such coverage shall be (A) bodily injury and property damage combined single limit: $1,000,000 per occurrence; $2,000,000 general aggregate; and $2,000,000 products-completed operations aggregate; and (B) personal injury limit: $1,000,000 per occurrence; $2,000,000 general aggregate; and a self-insured retention of no greater than $2,000,000. Such policy shall also be specifically endorsed to provide that the policy shall be considered to be primary insurance which shall apply to any loss or claim before any contribution by any insurance which any of the Participants may have in force; and shall name each of the Participants as an additional insured; and further it shall contain a waiver of subrogation clause with respect to each of the Participants. Such policy shall also contain a provision that the general aggregate limit thereunder applies exclusively to the demolition of the Existing Improvements or the construction of the Building, as the case may be.

                 (c) Automobile liability insurance for all owned, non-owned and hired autos and automobile contractual liability, which contains limits of: $1,000,000 per person/$1,000,000 per accident-bodily injury; $1,000,000 per accident-property damage; and basic no fault coverage as required by Hawaii law.

                 (d) Umbrella or excess liability insurance which shall be excess over the commercial general liability, automobile liability and employers' liability. Such policy shall be written on an "occurrence" form with a limit of liability of $10,000,000 during the term of the Demolition Contract and $50,000,000 during the term of the Construction Contract. Such policy shall also be specifically endorsed to provide that it shall be considered to be part of an unbroken chain of primary and excess liability insurance which shall apply to any loss or claim before any contribution by any insurance which any of the Participants may have in force. Such policy shall also contain a clause specifically naming each of the Participants as an additional insured. Such policy shall also contain a waiver of subrogation clause which states that the insured waives any right of recovery they may have against any of the Participants because of payments made under such policy. If such policy contains an "insured vs. insured" exclusion, the policy must state that it applies only to the "named insured" or "insured persons" not "additional insureds."

                 (e) Asbestos abatement liability insurance must be carried by the Demolition Contractor. Such policy shall be written on an "occurrence" form and shall include coverage for (i) operations including removal and disposal, (ii) independent contractors, (iii) completed operations, (iv) broad form property damage, (v) contractual liability, (vi) personal injury or death, (vii) employees named as additional insureds, and (viii) transportation to the disposal site. The limits of such policy shall be $5,000,000 for bodily injury and property damage combined single limit each occurrence and project aggregate. Such policy shall name FH Center, Inc.; and Lessee shall use best efforts to promptly after the date hereof have the Lessor also named as an additional insured, and the Construction Manager as additional insureds. The policy shall also contain a waiver of subrogation for FH Center, Inc. and the Construction Manager; and Lessee shall use best efforts to promptly after the date hereof obtain a waiver of subrogation for the Lessor.

                 (f) Pollution liability insurance shall be carried by the Demolition Contractor. Such policy shall be written on a claims-made form which shall include coverage for bodily injury and property damage (defined to include loss of use of undamaged property and clean-up or response costs). The limit of such policy shall be $5,000,000 each loss; $5,000,000 project aggregate. Any self-insured retention on such policy shall not exceed $500,000. Each of the Participants shall be a named insured; provided, however, that with respect to coverage for transportation of PCB's, the coverage shall be $1,000,000 combined single limit bodily injury and property damage insurance and shall name the Developer, FH Center, Inc., the Construction Manager and the Lessor as an additional insured.

                 8.2 Property Insurance. (a) At all times during which work is being performed under, or Disbursement Requests are being made in respect of, the Construction Contract, the Construction Manager shall maintain property insurance in the amount of $93,510,951 (or, if the Construction Contract is converted to a lump sum contract in accordance with Section 2.4(a)(iii) hereof, the lump sum payable under the Construction Contract) (plus any Project Costs Increases for which the Construction Manager is required to make deposits in accordance with Section 3.2(a)(ii) hereof) on a replacement basis. Such property insurance shall be a builder's risk policy form written on an I.S.O. standard "broad" causes of loss form as filed with the Hawaii Insurance Commissioner or equivalent coverage, including (unless such coverage is not commonly maintained with respect to similar properties or is prohibitively expensive) earthquake, volcanic activity, windstorm and flood, and shall insure against perils of direct physical loss to the work including loss occasioned by fire, lightning, vandalism, malicious mischief and collapse. The policy shall also include coverage for debris removal and reasonable compensation for architect's services and expenses required as a result of such insured loss.

                 (b) The Construction Manager shall purchase and maintain boiler and machinery insurance which shall specifically cover such insured objects during installation and until final acceptance by the Construction Manager.

                 (c) The builder's risk property insurance will be written with a deductible not to exceed $500,000 to apply to damage occasioned by all perils of loss covered in the property insurance; provided, however, that the deductible for wind, earthquake and flood losses may exceed $500,000 but will not exceed 5% of the estimated total completed value of the Building.

                 (d) The property insurance maintained by the Construction Manager (or the property insurance maintained by the General Contractor) shall cover building materials for which disbursement has been made and which are (i) not yet installed but intended for use in the construction of the Building and stored on the Land, (ii) stored at other sites or (iii) in transit, other than ocean transit. The insurance will not cover any General Contractor's equipment including cranes or the tools owned by the General Contractor or any subcontractors stored at the job site or any other location.

                 8.3 Coverage. (a) The builder's risk property insurance required by this Agreement shall be maintained with insurance companies that may lawfully conduct insurance business in the State of Hawaii and that have a "Best's" rating of not less than A-/X. If the above-stated rating system is changed or terminated, the A-/X rating will be adjusted by the Construction Manager to a comparable rating, as established by an Officer's Certificate of the Construction Manager. Further, in the event that the rating of the Notes from S&P or Moody's is at any time less than "BBB" or "Baa2", respectively, then the Construction Manager will be required to either (i) maintain the builder's risk property insurance with an insurer which has, or whose parent corporation has, a "claims paying ability" rating from S&P and Moody's of at least "BBB" and "Baa2", respectively, or (ii) provide additional credit support for the obligations of the insurer which provides the builder's risk property insurance in order to ensure that such obligations are equivalent to the obligations of an entity whose "claims paying ability" ratings from S&P and Moody's are at least "BBB" and "Baa2", respectively.

                 (b) The Construction Manager shall furnish the Lessor and the Trustee with certificates showing the insurance required under Sections 8.1 and
8.2 to be in effect and naming each of the Participants as an additional insured. All such insurance shall be at the cost and expense of the Construction Manager, the Demolition Contractor or the General Contractor.
Such certificates shall include a provision for thirty (30) days' advance written notice by the insurer to the Lessor and the Trustee in the event of cancellation of such insurance. If an Event of Default shall have occurred and is continuing and the Lessor so requests, the Construction Manger shall deliver, or cause to be delivered, to the Lessor copies of all insurance policies required by Sections 8.1 and 8.2.

                 (c) All insurance policies required by subsection 8.2 shall include a "New York" or standard form mortgagee endorsement in favor of the Trustee.

                 (d) Neither the Lessor nor the Construction Manager shall carry separate insurance concurrent in kind or form or contributing in the event of loss with any insurance required under this Article VIII except that the Construction Manager and the Lessor may carry separate liability insurance so long as

(i) the Construction Manager's insurance is designated as primary and in no event excess or contributory to any insurance the Lessor may have in force which would apply to a loss covered under the Construction Manager's policy and
(ii) the policy will not cause the Construction Manager's insurance required under this Article VIII to be subject to a co-insurance exception of any kind.


                                   ARTICLE IX

                 LESSOR'S RIGHTS; CONSTRUCTION MANAGER'S RIGHTS

                 9.1 Exercise of the Lessor's Rights. Subject to the Excepted Rights and the Excepted Payments, the Lessor and the Construction Manager hereby acknowledge and agree that, subject to and in accordance with Section 909 of the Indenture, the rights and powers of the Lessor under this Agreement have been assigned to the Trustee for the benefit of the Holders. The Construction Manager and the Lessor further acknowledge and agree that the Trustee shall have the right to rely on the Construction Consultant in connection with exercising any such right or power and shall not object to any decision made by the Trustee on the basis of the Trustee's reliance on the advice of the Construction Consultant.

                 9.2 Lease Obligations. Notwithstanding anything contained herein or in the Master Lease to the contrary and to the extent not paid or satisfied out of funds deposited in the Construction Account, prior to the Final Substantial Completion Date, the Construction Manager shall perform or cause to be performed all of Lessee's obligations regarding (a) Additional Charges with respect to the Property pursuant to Section 3.3 of the Master Lease, (b) payment of taxes, utility and related charges pursuant to Article IV of the Master Lease, (c) maintenance and repair of the Property pursuant to
Section 10.1 of the Master Lease, (d) the maintenance of title to the Property pursuant to Section 12.1(a) of the Master Lease, (e) compliance with all laws and insurance requirements pursuant to Section 9.1 of the Master Lease and (f) payments by Lessee to Lessor with respect to Lessor's right to cure defaults pursuant to Section 18.1 of the Master Lease; provided, that nothing in this Section shall in any way relieve the Lessee from any of its obligations under the Master Lease.

                 9.3 Lessor's Right to Cure Construction Manager's Defaults. The Lessor, without waiving or releasing any obligation or Event of Default, may (but shall be under no obligation to) remedy any Event of Default for the account of and at the sole cost and expense of the Construction Manager. All out of pocket costs and expenses so incurred (including fees and expenses of counsel), together with interest thereon at the Lessor Overdue Rate from the date on which such sums or expenses are paid by the Lessor, shall be paid by the Construction Manager to the Lessor on demand.

                                   ARTICLE X

                                 MISCELLANEOUS

                 10.1 Notices. All notices, requests and demands to or upon the parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows, or to such address as may be hereafter notified in writing by the parties hereto:

If to the Lessor:               REFIRST, Inc.  1900 Indian Wood Circle
                                Maumee, Ohio  43537
                                Attention:  Vice President - First
                                            Hawaiian Bank Transaction

with a copy to:                 REFIRST, Inc.
                                1209 Orange Street
                                Wilmington, Delaware  19801
                                Attention:  Mark A. Ferrucci

If to the
Construction Manager:           First Hawaiian Bank
                                1132 Bishop Street
                                Suite 2500
                                Honolulu, Hawaii  96813
                                Attention:  Howard H. Karr

If to the Trustee:              First Fidelity Bank, N.A., Pennsylvania
                                123 South Broad Street
                                Philadelphia, Pennsylvania  19109
                                Attention:  Corporate Trust
                                            Administration

                 10.2 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Lessor, the Construction Manager, the Trustee, and their respective successors and assigns.

                 10.3 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

                 10.4 Consent To Jurisdiction. (a) Each of the Lessor, the Construction Manager and the Trustee agrees that any legal suit, action or proceeding arising out of or based upon this Agreement may be instituted in any state or Federal court in New York County, New York, and waives, to the extent it may effectively do so, any objection which it may have now or hereafter to the laying of the venue of any such suit, action or proceeding, and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

                 (b) The Lessor hereby (i) irrevocably designates, appoints and empowers CT Corporation System, 1633 Broadway, New York, New York 10019 as its agent to receive for and on its behalf service of process in said County in any such suit, action or proceeding, (ii) agrees that (x) service of any and all process which may be served in any such suit, action or proceeding in any such court may be made by (1) service on such agent, with a copy to the Lessor at the address set forth in Section 10.1 of this Agreement or (2) mailing by registered or certified mail, postage prepaid, return receipt requested, to such address, (y) either of (1) or (2) above shall be deemed in every respect effective service of process upon the Lessor in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Lessor, whether or not Lessor shall then be doing, or at any time shall have done, business within the State of New York, and (z) any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim or error by reason of any such service.

                 (c) The Construction Manager hereby (i) irrevocably designates, appoints and empowers CT Corporation System, 1633 Broadway, New York, New York 10019 as its agent to receive for and on its behalf service of process in said County in any such suit, action or proceeding, (ii) agrees that
(x) service of any and all process which may be served in any such suit, action or proceeding in any such court may be made by (1) service on such agent, with a copy to the Construction Manager at the address set forth in Section 10.1 of this Agreement or (2) mailing by registered or certified mail, postage prepaid, return receipt requested, to such address, (y) either of (1) or (2) above shall be deemed in every respect effective service of process upon the Construction Manager in any such suit, action or proceeding and shall be taken and held to be valid personal service upon the Construction Manager, whether or not the Construction Manager shall then be doing, or at any time shall have done, business within the State of New York, and (z) any such service of process shall be of the same force and validity as if service were made upon it according to the laws governing the validity and requirements of such service in such State, and waives all claim or error by reason of any such service.

                 (d) The Lessor and the Construction Manager each agree to take all action as may be necessary to continue the designation and appointment of the above-specified agents (or a replacement agent) so that each of the Lessor and the Construction Manager shall at all times have an agent for service of process for the above purpose in the County designated above in this Section.

                 (e) Notwithstanding the foregoing, nothing contained herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction in which such other party may be subject to suit. Each of the Lessor, the Construction Manager and the Trustee agrees that final judgment (i.e., no longer appealable) in any such action or proceeding shall be conclusive and, to the extent permitted by applicable law, enforceable in any other jurisdiction by suit thereon, and that such party shall institute no proceedings or take any action inconsistent with the intent of the parties that such legal suit, action or proceeding arising out of or based upon this Agreement, shall have the venue and governing law set forth in this Agreement.

                 10.5 Amendments and Waivers. The Lessor, the Construction Manager and the Trustee may from time to time, enter into written amendments, supplements or modifications hereto.

                 10.6 Counterparts. This Agreement may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                 10.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 10.8 Integration. This Agreement, the Participation Agreement and the Leased Improvements Construction Agreement represent the entire agreement of the Lessor, the Construction Manager and the Trustee with respect to the demolition of the Existing Improvements and the development and construction of the Building on the Land, and there are no promises, undertakings, representations or warranties by the Lessor, the Construction Manager or the Trustee relative to the subject matter hereof which are not expressly set forth or referred to herein or therein.

                 10.9 Headings and Table of Contents. The headings and table of contents contained in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                 10.10 Security Agreement and Financing Statement Under Uniform Commercial Code. This Agreement shall constitute a security agreement and financing statement under the Uniform Commercial Code, as enacted in the State of New York; and the Construction Manager, as debtor, hereby grants to the Lessor, as secured party, a security interest in any or all of the Project Contracts. The Construction Manager and any permitted assignee of the Construction Manager will assist in the preparation of and execute from time to time, alone or with the Lessor, and deliver, file and record any financing or continuation statements, mortgages or other instruments, and do such further acts as the Lessor may request to establish, maintain and perfect the security interest of the Lessor in the Project Contracts and the Construction Account, and all renewals, additions, substitutions, improvements to the same and the proceeds thereof, and otherwise to protect the same against the rights and interests of third parties. The terms of this Agreement shall be deemed commercially reasonable within the meaning of the Uniform Commercial Code, as enacted in the State of New York.

                 10.11 Directions of the Lessor. The Lessor hereby acknowledges and agrees that each of the Construction Manager, the Construction Consultant and the Trustee may, in the absence of bad faith on their respective parts, conclusively rely upon, and in all events shall be fully protected in relying upon, any document, instrument, certificate, opinion or direction furnished to any of them by the Administrative Agent and otherwise conforming to the requirements of any applicable Operative Agreement, and the Construction Manager, the Trustee and the Construction Consultant may treat any such document, instrument, certificate, opinion or direction as the document, instrument, certificate, opinion or direction of the Lessor.

                 10.12 Liabilities and Rights of the Trustee. The Trustee is entering into this Agreement in its capacity as Trustee under the Indenture, and all of the rights, immunities, indemnities, and protections of the Trustee set forth in Article Six under the Indenture shall inure to the benefit of the Trustee hereunder. In all events, the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

                 10.13 Obligations Absolute and Unconditional. The Construction Manager's obligations to make payments under this Agreement shall be absolute and unconditional and such payments shall be made without any abatement, suspension, deferment, reduction, setoff, counterclaim or defense whatsoever.

                 IN WITNESS WHEREOF, the parties hereto have caused this Construction Management, Escrow and Development Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                   REFIRST, INC.



                                   By: /s/  Paul J. Bishop
                                       -----------------------------
                                       Name:  Paul J. Bishop
                                       Title: President


                                   FIRST HAWAIIAN BANK


                                   By: /s/  Thomas P. Huber
                                       -----------------------------
                                       Name:  Thomas P. Huber
                                       Title: Senior Vice President


                                   FIRST FIDELITY BANK, N.A., PENNSYLVANIA


                                   By: /s/  John H. Clapham
                                       -------------------------------
                                       Name:  John H. Clapham
                                       Title: First Vice President

                                                                      Schedule 1


                                 Default Amount




   Payment Date                                 Amount
- -------------------                         --------------
June 1, 1994                                194,000,000.00
December 1, 1994                            193,862,187.50
June 1, 1995                                193,862,187.50
December 1, 1995                            193,724,375.00
June 1, 1996                                193,724,375.00
December 1, 1996                            193,699,875.00

                                                                      Schedule 2


                               Essential Design Elements

The size of the lot area (55,775 square feet)

The height of the Building (428 feet, including a 35-foot mechanical penthouse)

The number of office floors (27)

The gross building area (418,313 square feet), plus or minus a variance of 5%

The rentable building area (380,000 square feet), plus or minus a variance of 5%.

700 parking spaces, plus or minus a variance of 5%

The size of the average typical floor plate is 14,066 gross square feet at the 16th floor. Note: Because of the configuration of the Building, the floor plate varies from floor to floor

The configuration of the exterior building envelope, including the tower and three-story podium

The area of the below-grade structure (278,875 square feet), plus or minus a variance of 5%

The size of the First Hawaiian Banking Hall and Contemporary Art Museum at the ground floor (10,000 square feet), plus or minus a variance of 5%

The size and configuration of the public open space at grade (24,000 square feet), plus or minus a variance of 5%

The Bankers Club Private Dining facility

The size of the Health Club facility (5,451 gross square feet), plus or minus a variance of 5%

the vertical transportation configuration (3 garage, 5 low-rise, 1 service, 1 main branch and 4 outside high-rise elevators)

                                                              SCHEDULE 4 OMITTED

                                                                                                                         SCHEDULE S

                First Hawaiian Center
                Consolidated Cashflow
                November 16, 1993


                        Line Item Description                                                                              11/16/93
                                                                                                                       Budget
1.0     Building Construction                                                                                           $93,510,951
2.0     Demolition                                                                                                       $5,000,000
3.0     Special Building Features
        3.1     Bankers Club F F & E                                                                                      2,750,000
        3.2     Athletic Club F F & E                                                                                       793,000
        3.3     Public Space F F & E                                                                                         60,000
        3.4     Art                                                                                                         481,000
                                                                                      Special Features Subtotal          $4,084,000
4.0     Tenant Improvement Allowance/Incentives
        4.1     Base Building Tenant Improvements                                                                        14,779,000
        4.2     Incentives                                                                                                2,986,000
        4.3     FHB TI (In Excess of Allowance)
                4.1.1   Main Branch                                                                                       2,333,000
                4.1.2   Staff Dining                                                                                      1,100,000
                4.1.3   Executive Floors                                                                                  3,360,000
                4.1.4   Administrative Offices                                                                            1,269,000
                                                                Tenant Improvement Allowance/Incentive Subtotal         $25,827,000
5.0     Soft Costs:
        5.1     Due Diligence
                5.1.1   Soils Analysis                                                                                       74,000
                5.1.2   Topographic & ALTA Surveys                                                                           10,000
        5.2     Permits and Fees
                5.2.1   Demolition/Building Permit                                                                          144,000
                5.2.2   Water Fees                                                                                          200,000
                5.2.3   Sewer Fees                                                                                          150,000
        5.3     Design Fees
                5.3.1   Architect, Electrical, Mechanical, Structural                                                     4,923,000
                5.3.2   Architect Site Representative                                                                       466,000
                5.3.3   Banking Hall Programming                                                                             42,000
                5.3.4   Civil Engineer                                                                                      172,000
                5.3.5   Traffic Engineer                                                                                     20,000
                5.3.6   Soils Engineer/Analysis                                                                             100,000
                5.3.7   Hazardous Waste                                                                                     115,000
                5.3.8   Acoustical Engineer                                                                                  16,000
                5.3.9   Landscape Architect                                                                                 145,000
                5.3.10  Vertical Transportation                                                                              56,000
                5.3.11  Parking Consultant                                                                                    8,000
                5.3.12  Curtainwall Consultant                                                                              150,000
                5.3.13  Wind Tunnel Testing Consultant                                                                       58,000
                5.3.14  Lighting Consultant                                                                                  56,000
                5.3.15  Water Features Consultant                                                                           121,000
                5.3.16  Tele/Data Communications Consultant                                                                  38,000
                5.3.17  Security Consultant                                                                                  82,000
                5.3.18  Waterproofing Consultant                                                                             45,000
                5.3.19  Building Graphic Consultant                                                                          46,500

                5.3.20  Kitchen Consultant                                                                                   50,500
                5.3.21  Specialty Glass Consultant                                                                          178,000
                5.3.22  Stone Consultants                                                                                   106,000
                5.3.23  Electronic Consultant                                                                                47,000
                5.3.24  Special Building Features
                        5.3.24.1        Bankers Center                                                                      300,000
                        5.3.24.2        Health Club                                                                          82,000
                        5.3.24.3        Banking Hall/Main Branch (2nd & 3rd)                                                355,000
                        5.3.24.4        FHB Staff Dining                                                                    171,000
                        5.3.24.5        FHB Administrative Offices                                                           66,000
                5.3.25  Consultant Reimbursables                                                                          1,300,000
        5.4     Testing and Inspection                                                                                      420,000
        5.5     Marketing
                5.5.1   Public Relations                                                                                    150,000
                5.5.2   Scale Model                                                                                         176,000
                5.5.3   Architectural Renderings                                                                             30,000
                5.5.4   Market Analysis                                                                                     214,000
                5.5.5   Collateral                                                                                          132,000
                5.5.6   Tenant Programming/Space Planning                                                                   112,000
                5.5.7   Tenant Work Letter                                                                                   56,000
                5.5.8   "History of Bishop Street" Book                                                                     150,000
        5.6     Project Administration
                5.6.1   Photography                                                                                          40,000
                5.6.2   Legal
                        5.6.2.1         Due Diligence                                                                        50,000
                        5.6.2.2         Contracts, Gen'l Conditions & Sec. 106                                              600,000
                        5.6.2.3         Tenant Work Letter Legal                                                             60,000
                5.6.3   Appraisals                                                                                           40,000
                5.6.4   Accounting                                                                                           30,000
                5.6.5   TMC Development Management                                                                        9,999,820
                5.6.6   TMC Reimbursables                                                                                   430,000
                5.6.7   FHB Reimbursables                                                                                   240,000
        5.7     Insurance                                                                                                 1,240,000
        5.8     Property Taxes                                                                                            2,100,000
                                                                                      Soft Costs Subtotal               $26,162,820
6.0     Financing Costs:
        6.1     Title Insurance                                                                                             150,000
        6.2     Legal                                                                                                     3,000,000
        6.3     Accounting                                                                                                   30,000
        6.4     Transaction Fee                                                                                           1,940,000
        6.5     Moody's Fee                                                                                                  74,000
        6.6     Standard & Poor's Fee                                                                                        92,000
        6.7     Printing                                                                                                     35,000
        6.8     Trustee Fee                                                                                                  30,000
        6.9     Reimbursables                                                                                                30,000
       8.10     Conveyance Tax                                                                                               38,000
       8.11     Construction Consultant                                                                                     216,000
       8.12     Rating Agencies Annual Fees                                                                                  39,888
       8.13     Trustee's Annual Fees                                                                                        55,704
       8.14     Mortgage Recordation Tax                                                                                    360,000
                                                                                 Financing Costs Subtotal                $6,090,592

7.0     Project Contingency                                                                                              $6,135,444
        Total Project Costs                                                                                            $166,810,807

        Projected Cumulative Outflow
        Actual Cumulative Outflow                                                                                      $166,832,193
8.0     Interest
        8.1     Interest: Purchase Stripped Treasuries                                                                   37,748,000
        8.2     Projected Swap Income                                                                                   (10,580,193)
                                                                                      Interest Expense Subtotal         $27,167,807
        Grand Total Project Costs                                                                                      $193,978,614

        Projected Cumulative Outflow
        Actual Cumulative Outflow                                                                                      $194,000,000

                                   EXHIBIT A


                             First Hawaiian Center

                        Building Construction Categories

Division 1       GENERAL CONDITIONS                                                                  7,944,725

Division 2       SITEWORK                                                                           10,452,645
     02050             Demolition and Removal
     02140             Dewatering
     02150             Permanent Prestressed Tock Anchors
     02200             Earthwork (including shoring system)
     02280             Soil Treatment and Subterranean Termite Control
     02400             Storm Drainage System
     02500             Paving and Surfacing
     02501             Pavement Marking and Signage
     02510             Concrete Sidewalks, Curbs and Gutters
     02515             Precast Concrete Pavers
     02517             Stone Paving/Feature Stone
     02718             Water System
     02722             Sanitary Sewer System
     02810             Landscape Irrigation System
     02900             Landscaping

Division 3       CONCRETE                                                                           16,344,068
     03100             Concrete Formwork
     03200             Concrete Reinforcement
     03250             Waterstop
     03300             Cast in Place Concrete
     03345             Cementitious Crystalline Waterproofing

Division 4       MASONRY                                                                             1,506,830
     04220             Concrete Masonry Unit
     04400             Exterior Hand Set Stone Cladding
     04401             Interior Stone Cladding
     04402             Stone Counters

Division 5       METALS                                                                              9,644,049
     05120             Structural Steel
     05300             Metal Decking
     05500             Miscellaneous Metals
     05510             Metal Stairs
     05700             Ornamental Metals/Metal Ceilings

Division 6       WOOD AND PLASTICS                                                                     158,131
     06200             Carpentry
     06400             Architectural Woodwork
     06600             Fiberglass Reinforced Fabrication

Division  7       THERMAL & MOISTURE                                                                  2,723,481
      07110            Exterior Concrete Elastomeric Waterproofing
      07120            Fluid Applied Membrane Waterproofing
      07136            Composits Bentonite Waterproofing System
      07200            Building Insulation
      07253            Sprayed-on Fireproofing
      07271            Firestops and Smokeseals
      07552            Fluid Applied Protected Membrane Roofing
      07575            Fluid Applied Membranes
      07579            Penetrating Sealers for Concrete
      07600            Sheet Metal Work
      07700            Roof Specialties and Accessories
      07900            Joint Sealers
      07910            Miscellaneous Joint Fillers

Division  8       DOORS AND WINDOWS                                                                  14,958,466
      08100            Metal Doors and Frames
      08200            Wood Doors
      08300            Access Doors
      08330            Roll Up doors
      08340            Roll Up Grilles
      08411            Glazed Entrances and Storefronts
      08700            Finish Hardware
      08800            Miscellaneous Glass and Glazing
      08900            Glazed Curtainwall (Includes Assoc. Stone Cladding)
      08910            Art Glass Wall

Division  9       FINISHES                                                                            7,243,326
      09200            Lathing and Plastering
      09250            Gypsum Drywall
      09310            Tile Work
      09510            Acoustic Panel Ceilings
      09600            Stone Flooring
      09660            Resilient Tile Flooring
      09685            Carpeting (Tackless)
      09900            Painting and Finishing

Division 10      SPECIALTIES                                                                           783,464
      10160            Ceiling Mounted Toilet Partitions
      10200            Aluminum Louvers
      10400            Identifying Devices
      10522            Fire Extinguishers and Cabinets
      10800            Toilet Accessories

Division 11      EQUIPMENT                                                                              65,454
      11012            Window Washing Equipment
      11150            Parking Control Equipment
      11160            Loading Dock Equipment

Division 13      SPECIAL CONSTRUCTION                                                                  520,657
      13150            Electrical:  Fountains and Waterways
      13151            Plumbing:  Fountains and Waterways

Division 14      CONVEYING SYSTEM                                                                    4,185,088
      14100            Dumb Waiter


      14200            Elevators (Include Cab Finish)

Division 15      MECHANICAL                                                                          6,421,928
      15060            Piping and Accessories (Includes valves)
      15160            Pumps
      15240            Sound Vibration and Siesmis Control
      15250            Mechanical Insulation
      15320            Fire Pump System
      15330            Wet Pipe Sprinkler & Dry Standpipe System
      15400            Plumbing
      15440            Plumbing Fixtures
      15611            Fuel System
      15655            Packaged Cooling System
      15680            Water Chillers
      15710            Cooling Towers
      15720            Water Treatment
      15850            Air Handling Equipment
      15870            Dampers
      15880            Air Distribution

Section  16       ELECTRICAL                                                                          3,860,595
      16050            Electrical:  Basic Materials and Methods
      16400            Electrical:  Service and Distribution
      16500            Luminaires
      16612            Diesel Engine Standby Power Plant
      16720            Fire Alarm and Detection System

Division 17      SECURITY                                                                              347,104
      17200            Point Monitoring & Access Control System (PMAC)
      17200            Closed Circuit Television (CCTV)
      17200            Intercom
      17200            Console Construction
      17200            Wires & Cables

Division 18      BUILDING AUTOMATION SYSTEM                                                            842,968
      18050            Building Automation System

                 PERFORMANCE BOND                                                                      541,483

                 CONTRACTOR'S FEE                                                                    4,428,080

                 G.I. TAX @ 4.17%                                                                      538,508
                                                                                                    ----------

                 TOTAL                                                                              93,510,951

                               SCHEDULE 6 OMITTED

                               SCHEDULE 7 OMITTED

                               SCHEDULE 8 OMITTED

                               SCHEDULE 9 OMITTED

                                                                     SCHEDULE 10


                               Termination Amount

   Payment Date                                                                             Amount
- ------------------                                                                     ---------------
June 1, 1994                                                                            194,000,000.00
December 1, 1994                                                                        193,862,187.50
June 1, 1995                                                                            193,862,187.50
December 1, 1995                                                                        193,724,375.00
June 1, 1996                                                                            193,724,375.00
December 1, 1996                                                                        193,699,875.00

                              SCHEDULE 11 OMITTED

                              SCHEDULE 12 OMITTED

                                  SCHEDULE 13
                    Assumed Earnings on Construction Account

January 1, 1994                                                                        $490,854
February 1, 1994                                                                        483,848
March 1, 1994                                                                           470,923
April 1, 1994                                                                           465,996
May 1, 1994                                                                             459,198
June 1, 1994                                                                            453,386
July 1, 1994                                                                            447,672
August 1, 1994                                                                          439,165
September 1, 1994                                                                       431,873
October 1, 1994                                                                         423,160
November 1, 1994                                                                        414,416
December 1, 1994                                                                        403,812
January 1, 1995                                                                         393,204
February 1, 1995                                                                        381,711
March 1, 1995                                                                           367,434
April 1, 1995                                                                           355,044
May 1, 1995                                                                             342,576
June 1, 1995                                                                            327,504
July 1, 1995                                                                            313,291
August 1, 1995                                                                          296,096
September 1, 1995                                                                       280,060
October 1, 1995                                                                         265,688
November 1, 1995                                                                        251,204
December 1, 1995                                                                        236,768
January 1, 1996                                                                         223,868
February 1, 1996                                                                        209,866
March 1, 1996                                                                           197,997
April 1, 1996                                                                           186,838
May 1, 1996                                                                             173,529
June 1, 1996                                                                            159,431
July 1, 1996                                                                            140,783
August 1, 1996                                                                          120,639
September 1, 1996                                                                        99,037
October 1, 1996                                                                          78,321
November 1, 1996                                                                         57,486
December 1, 1996                                                                         39,521

                              SCHEDULE 14 OMITTED